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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Dillard's Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Saturday, May 20, 2017

        The 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Dillard's, Inc. (the "Company") will be held at the Company's Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas 72201 on Saturday, May 20, 2017, at 9:00 a.m. CDT for the following purposes:

  1.
  To elect as directors the twelve nominees named in the attached Proxy Statement (four of whom are to be elected by Class A stockholders and eight of whom are to be elected by Class B stockholders).

  2.
  To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for fiscal 2017.

  3.
  To approve an amendment to the Dillard's, Inc. 2005 Non-Employee Director Restricted Stock Plan to increase the number of shares available for issuance from 200,000 to 400,000 shares.

  4.
  To conduct an advisory vote on the compensation of the Company's named executive officers.

  5.
  To conduct an advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers.

  6.
  To consider and act upon a stockholder proposal to separate the positions of the Chairman and Chief Executive Officer of the Company, if properly presented at the Annual Meeting.

  7.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Details regarding the business to be conducted are more fully described in the accompanying Proxy Statement.

        Only stockholders of record at the close of business on March 23, 2017, will be entitled to notice of, and to vote at, the meeting or adjournments or postponements thereof.

        Your participation in the meeting is earnestly solicited. Even if you expect to attend the meeting, we encourage you to vote in advance by proxy. The giving of a proxy does not affect your right to revoke it later or vote your shares in person in the event you should attend the Annual Meeting.

By Order of the Board of Directors
DEAN L. WORLEY Vice President, General Counsel, Corporate Secretary

Little Rock, Arkansas
April 7, 2017

Important notice regarding the availability of proxy materials for the 2017 Annual Meeting of Stockholders to be held on May 20, 2017. The accompanying Proxy Statement and the Company's Annual Report on Form 10-K are available at http://investor.shareholder.com/dillards/annuals.cfm

DILLARD'S, INC.
1600 CANTRELL ROAD
LITTLE ROCK, ARKANSAS 72201
Telephone (501) 376-5200

PROXY STATEMENT

April 7, 2017

General

        The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Dillard's, Inc., a Delaware corporation (the "Company," "Dillard's," "we," "us," or "our"), for use at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Saturday, May 20, 2017, at 9:00 a.m. CDT, at our principal executive offices, 1600 Cantrell Road, Little Rock, Arkansas, 72201, or at any adjournments or postponements thereof.

Internet Availability of Proxy Materials

        In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we sent a Notice of Internet Availability of Proxy Materials on or about April 7, 2017 to our stockholders of record as of the close of business on March 23, 2017. We also provided access to our proxy materials via the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in this proxy statement or in the Notice of Internet Availability of Proxy Materials.

Proxy Voting

        The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent, you may vote by proxy, meaning you authorize individuals named on the proxy card to vote your shares. You may provide this authorization by voting via the Internet at www.proxyvote.com, by telephone by calling the toll-free telephone number provided in your Notice of Internet Availability of Proxy Materials or (if you have requested paper copies of our proxy materials) by mail by simply signing, dating and mailing a proxy card. In these circumstances, if you do not vote by proxy or in person at the Annual Meeting, your shares will not be voted.

        If you own your shares in "street name," that is, through a brokerage account or in another nominee form, you are a beneficial owner and not a stockholder of record, and therefore must provide instructions to your broker or nominee as to how your shares held by them should be voted. Your ability to vote in person, via the internet, by mail, or by telephone depends on the voting procedures of your broker or nominee. Please follow the directions that your broker or nominee provides. In these circumstances, if you do not provide voting instructions, the broker or nominee may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of KPMG LLP ("KPMG") as our independent auditors for fiscal 2017, but not on any other matters being considered at the meeting.

        All proxies related to shares held of record as of March 23, 2017, other than those held through the Dillard's Stock Fund portion of the Dillard's, Inc. Investment & Employee Stock Ownership Plan (the "401(k) Plan"), must be submitted no later than 11:59 p.m. EDT on May 19, 2017, and no proxy received after that date and time will be voted at the Annual Meeting. If a stockholder holds Company shares through the 401(k) Plan, such stockholder is entitled to instruct Evercore Trust Company, N.A. ("Evercore"), Trustee for the 401(k) Plan ("Trustee"), on how to vote such shares, provided that his or her voting instructions are submitted in accordance with the instructions on the proxy card and received by May 17, 2017 or submitted in accordance with the instructions on the Notice of Internet Availability of Proxy Materials and received by no later than 11:59 p.m. EDT on May 17, 2017 in order to allow sufficient time for votes within the 401(k) Plan to be tabulated by the Trustee. For any shares held through the 401(k) Plan for which timely voting instructions are not received from a 401(k) Plan participant or if no choice is specified on a particular proposal in voting instructions that are timely submitted, such shares will be voted in accordance with the recommendations of the Board of Directors ("Board") as described herein.

Revocation of Proxies

        Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted either by written revocation delivered to the Corporate Secretary of the Company at our principal executive offices, by attending the Annual Meeting and voting in person, or by submitting a subsequent proxy by mail, over the Internet or by telephone. To obtain directions to attend the Annual Meeting and vote in person, please call (501) 376-5965. Proxies solicited herein will be voted in accordance with any directions contained therein, unless the proxy is received in such form or at such time as to render it ineligible to vote, or unless properly revoked. If no choice is specified by a stockholder in a returned proxy, the shares will be voted in accordance with the recommendations of the Board as described herein. If matters of business other than those described in this proxy statement properly come before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment on such matters. The proxies solicited herein shall not confer any authority to vote at any meeting of stockholders other than the Annual Meeting to be held on May 20, 2017, or any adjournments or postponements thereof.

Record Date; Outstanding Shares

        The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 23, 2017 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. At that date, there were 27,253,428 shares of the Company's Class A Common Stock outstanding ("Class A Common Stock") and 4,010,401 shares of the Company's Class B Common Stock outstanding ("Class B Common Stock" and, together with Class A Common Stock, "Common Stock").

Quorum; Vote Required

        The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting is required to establish a quorum at the Annual Meeting.

        If a quorum is established, each holder of Class A Common Stock and each holder of Class B Common Stock shall be entitled to one vote on the matters presented at the meeting for each share standing in such holder's name, except that the holders of Class A Common Stock are empowered as a class to elect one-third of the directors serving on the Company's Board of Directors and the holders of Class B Common Stock are empowered as a class to elect two-thirds of the directors serving on the Company's Board of Directors. Stockholders will not be allowed to vote for a greater number of nominees than those named in this proxy statement.

        In order to be elected, nominees for Director of each class must receive the affirmative vote of a majority of the shares of that respective class outstanding and eligible to vote in the election.

Cumulative voting for Directors is not permitted. The vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and having voting power is required for the ratification of KPMG as the Company's independent registered public accounting firm (Proposal No. 2), to approve an amendment to our 2005 Non-Employee Director Restricted Stock Plan (the "Restricted Stock Plan") (Proposal No. 3), to approve the compensation paid to the Company's named executive officers in an advisory, non-binding vote (Proposal No. 4), and to approve the stockholder proposal (Proposal No. 6). With regard to the advisory, non-binding vote on the frequency of holding future advisory votes on executive compensation (Proposal No. 5), the frequency option receiving the most affirmative votes will be considered the advisory vote of the stockholders.

Abstentions and Broker Non-Votes

        Abstentions will be counted for quorum purposes but will have the effect of a vote against each nominee in the election of directors (Proposal No. 1) and a vote against each of Proposal No 2 (ratification of KPMG), Proposal No. 3 (Restricted Stock Plan amendment), Proposal No. 4 (advisory resolution on executive compensation), and Proposal No. 6 (the stockholder proposal). Abstentions will have no impact on Proposal No. 5.

        Brokers holding shares for individual stockholders must vote according to specific instructions they receive from each such individual stockholder. If specific instructions are not received, in some cases, brokers may vote these shares in their discretion. The New York Stock Exchange (the "NYSE"), however, precludes brokers from exercising voting discretion on certain proposals designated under NYSE rules as being "non-routine" without specific instructions from the individual stockholder. This results in a "broker non-vote" on such a proposal. Proposal No. 1 (the election of directors), Proposal No. 3 (Restricted Stock Plan amendment), Proposal No. 4 (advisory resolution on executive compensation), Proposal No. 5 (frequency of future advisory votes on executive compensation) and Proposal No. 6 (the stockholder proposal) are considered non-routine matters under applicable NYSE rules. As such, a broker cannot vote on these proposals without instructions from the individual stockholder and, therefore, an undetermined number of broker non-votes may occur with respect to these proposals. Broker non-votes will have the effect of a vote against the nominees in the election of directors (Proposal No. 1), but will have no impact on Proposal No. 3 (Restricted Stock Plan amendment), Proposal No. 4 (advisory resolution on executive compensation), Proposal No. 5 (frequency of future advisory votes on executive compensation) or Proposal No. 6 (the stockholder proposal). Proposal No. 2 (the ratification of the appointment of KPMG) is considered a routine matter under applicable NYSE listing rules. Therefore, brokers will be permitted to vote the shares of individual stockholders who do not submit voting instructions for this proposal, and no broker non-votes will occur in connection with the ratification of the appointment of KPMG.

Costs of Solicitation

        The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners of shares of the Company's Common Stock. In addition to solicitation by mail, certain officers and employees of the Company may solicit proxies by telephone, fax, e-mail or other electronic means, or in person. These persons will receive no compensation other than their regular salaries.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

        The following table sets forth certain information regarding persons known to the Company to beneficially own more than five percent of a class of the Company's outstanding voting securities as of the close of business on March 23, 2017. Unless otherwise indicated, each such person has sole voting power and sole dispositive power over the shares indicated below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature Of Beneficial Ownership		Percent Of Class(1)
Evercore Trust Company, N.A. 55 East 52nd Street, 36th Floor New York, NY 10055	Class A	7,906,961	(2)	29.0%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	Class A	1,575,313	(3)	5.8%
Greenlight Capital, Inc. 140 East 45th Street, 24th Floor New York, NY 10017	Class A	1,766,672	(4)	6.5%
W.D. Company, Inc.(5)	Class A	41,496		0.2%
1600 Cantrell Road Little Rock, AR 72201	Class B	3,985,776		99.4%

(1)
At March 23, 2017, there were a total of 27,253,428 shares of the Company's Class A Common Stock and 4,010,401 shares of the Company's Class B Common Stock outstanding.

(2)
Based on information contained in Schedule 13G/A filed February 13, 2017 with the Securities and Exchange Commission, Evercore Trust Company, N.A. is the beneficial owner of these shares in its capacity as Trustee of the 401(k) Plan. Evercore Trust Company, N.A. has no voting power and has shared dispositive power over these shares.

(3)
Based on information contained in Schedule 13G filed February 9, 2017 with the Securities and Exchange Commission, Dimensional Fund Advisors LP has sole voting power over 1,510,331 shares, sole dispositive power over 1,575,313 shares, and no shared voting or dispositive power with respect to any shares.

(4)
Based on information contained in Schedule 13G/A filed February 14, 2017 with the Securities and Exchange Commission, Greenlight Capital, Inc. has shared voting and dispositive power with respect to 974,242 shares and no sole voting or dispositive power with respect to any of the shares, DME Advisors, LP has shared voting and dispositive power with respect to 237,400 shares and no sole voting or dispositive power with respect to any of the shares, DME Capital Management, LP has shared voting and dispositive power with respect to 496,300 shares and no sole voting or dispositive power with respect to any of the shares, DME Advisors GP, LLC has shared voting and dispositive power with respect to 733,700 shares and no sole voting or dispositive power with respect to any of the shares and David Einhorn has shared voting and dispositive power with respect to 1,766,672 shares and no sole voting or dispositive power with respect to any of the shares.

(5)
William Dillard, II, Chairman and Chief Executive Officer of the Company, Alex Dillard, President of the Company, and Mike Dillard, Executive Vice President of the Company, are officers and directors of W.D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of W.D. Company, Inc.

 SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the number of shares of Class A Common Stock and Class B Common Stock of the Company beneficially owned by each director, each director nominee, each of the named executive officers identified under the section titled "Executive Compensation" in this proxy statement and the directors and executive officers as a group, as of March 23, 2017.

	Class A Shares			Class B Shares
Name of Beneficial Owner	Amount(1)		% of Class	Amount(1)		% of Class
Robert C. Connor	63,009	(2)	*	—		—
Alex Dillard(3)	1,178,292	(4)	4.3%	3,985,776	(4)	99.4%
Mike Dillard(3)	661,919	(4)	2.4%	3,985,776	(4)	99.4%
William Dillard, II(3)	1,132,232	(4)	4.2%	3,985,776	(4)	99.4%
James I. Freeman	278,001		1.0%	—		—
H. Lee Hastings, III	11,112		*	—		—
Chris B. Johnson	9,503		*	—		—
Drue Matheny	485,180	(5)	1.8%	—		—
Frank R. Mori	18,072		*	—		—
Reynie Rutledge	9,400		*	—		—
Warren A. Stephens	132,638	(6)	*	—		—
J. C. Watts, Jr.	6,250	(7)	*	—		—
Phillip R. Watts	11,951		*	—		—
Nick White	48,102		*	—		—
All Directors & Executive Officers as a Group (a total of 21 persons)	4,342,567	(8)	15.9%	3,985,776	(9)	99.4%

*
Denotes less than 1%

(1)
Based on information furnished by the respective individuals.

(2)
Includes nine shares owned by Mr. Connor's wife.

(3)
Alex Dillard, Mike Dillard, and William Dillard, II are directors and officers of W.D. Company, Inc. and own 27.9%, 26.3%, and 27.4%, respectively, of the outstanding voting stock of such company. See footnote (4) below.

(4)
Includes 41,496 shares of Class A Common Stock and 3,985,776 shares of Class B Common Stock owned by W.D. Company, Inc., in which Alex Dillard, Mike Dillard, and William Dillard, II are each deemed to have a beneficial interest due to their respective relationships with W.D. Company, Inc. Alex Dillard, Mike Dillard, and William Dillard, II share voting and dispositive power over these shares. See "Security Ownership of Certain Beneficial Holders." Alex Dillard and his wife individually own 1,008,944 and 36,000 shares, respectively, of Class A Common Stock. Alex Dillard also has sole voting power with respect to 91,852 shares of Class A Common Stock held in trust. Mike Dillard individually owns 612,513 shares of Class A Common Stock and is deemed to beneficially own 610 shares of Class A Common Stock held in trust over which his wife has sole voting power. He has sole voting power with respect to 7,300 shares of Class A Common Stock held in trust. William Dillard, II individually owns 1,083,436 shares of Class A Common Stock and he has sole voting power with respect to 7,300 shares of Class A Common Stock held in trust.

(5)
Drue Matheny and her husband individually own 477,730 and 150 shares, respectively, of Class A Common Stock. Mrs. Matheny also has sole voting power with respect to 7,300 shares held in trust. She owns 7.3% of the outstanding voting stock of W.D. Company, Inc., but is not an officer or director of W.D. Company, Inc. Therefore, she is not deemed to have a beneficial interest in any Dillard's, Inc. shares owned by W.D. Company, Inc.

(6)
Warren Stephens individually owns 2,000 shares of Class A Common Stock, beneficially owns 9,102 shares held in trust and controls 121,536 shares held by Stephens Investment Holdings LLC.

(7)
Includes 1,200 shares that are pledged as security for a personal loan.

(8)
The shares in which Alex Dillard, Mike Dillard, and William Dillard, II are deemed to have a beneficial interest due to their respective relationships with W.D. Company, Inc. have been included in this computation only once and were not aggregated for such purpose.

 PROPOSAL NO. 1. ELECTION OF DIRECTORS

        The number of directors that serve on the Company's Board is currently set at 12 but may be changed from time to time in the manner provided in the Company's by-laws. Class A stockholders are entitled to vote for the election of four Directors and Class B stockholders are entitled to vote for the election of eight Directors. Directors are to be elected at the Annual Meeting for a term of one year and until the election and qualification of their successors. Once elected, our Directors have no ongoing status as "Class A" or "Class B" Directors and have the same duties and responsibilities to all stockholders.

        The Board recommends that each nominee identified below be elected at the Annual Meeting. Each of the nominees is currently serving as a director of the Company and was elected at the 2016 Annual Meeting of Stockholders. Set forth below are the principal occupation and public company directorships each nominee currently holds or has held during the last five years, as well as other background information about the nominees, including a discussion of the specific experience, qualifications, attributes, and skills of each nominee that led to the Board's conclusion that each nominee should serve as a director.

Class A Nominees

        Frank R. Mori, 76, has served as a Director of the Company since 2008. At all times during the past five years, Mr. Mori has served as Co-Chief Executive Officer and President of Takihyo, LLC, a private investment firm headquartered in New York City. Takihyo, LLC is not a subsidiary or other affiliate of the Company. He has previously served as Chief Executive Officer and Director of Donna Karan International, Inc. and Anne Klein & Co., Inc. He also served on the Board of Directors of The Stride Rite Corporation until 2007. Mr. Mori currently serves as a director of Barington/Hilco Acquisition Corp. Mr. Mori offers the Board the broad knowledge and perspective of a fashion vendor combined with overseas sourcing and manufacturing experience. Mr. Mori currently serves on the Board's Stock Option and Executive Compensation Committee (the "Compensation Committee").

        Reynie Rutledge, 67, has served as a Director of the Company since 2013. Mr. Rutledge is the Chairman of First Security Bancorp, a financial services holding company headquartered in Searcy, Arkansas. With over 40 years of experience in banking, Mr. Rutledge has been involved with all aspects of finance and management while leading First Security Bancorp to become the fifth largest bank holding company based in Arkansas, with over $5.3 billion in assets and 75 locations throughout the state. First Security Bancorp consists of First Security Bank, First Security Crews & Associates investment banking firm, and First Security Public Finance. First Security Bancorp is not a subsidiary or other affiliate of the Company. He is a graduate of the University of Arkansas where he earned a degree in industrial engineering and a Master of Business Administration ("MBA"). Mr. Rutledge is a past Chairman of the Arkansas Bankers Association and the Business Advisory Board of Harding University. He is a member of the Arkansas Academy of Industrial Engineering, a member and past chairman of the Dean's Executive Advisory Board for the Sam M. Walton College of Business, a member of the Campaign Arkansas Executive Committee, a past chairman of the Arkansas Business Hall of Fame Selection Committee, the University of Arkansas 2000 Volunteer of the Year, a 2012 recipient of the University of Arkansas Distinguished Alumni Award, and a member and former Chairman of the University of Arkansas Board of Trustees. Mr. Rutledge's extensive career in commercial banking provides insights into the credit markets for the Board. Mr. Rutledge serves as Chairman of the Audit Committee.

        J.C. Watts, Jr., 59, has served as a Director of the Company since August 2009 and previously served on the Board from 2003 until 2008 as a member of the Audit Committee. He also serves on the Board of Directors of Paycom Software, Inc. He formerly served on the Boards of Directors of Burlington Northern Santa Fe Corporation, Clear Channel Communications, Inc., CSX Corporation,

ITC Holdings Corp., and Terex Corporation. At all times during the past five years, Mr. Watts has served as the Chairman of the J.C. Watts Companies, which provide both consulting and advocacy services. The J.C. Watts Companies are not subsidiaries or other affiliates of the Company. Mr. Watts served in the U.S. Congress from the fourth district of Oklahoma from 1995-2003. In 1998, he was elected chairman of the Republican Conference in the U.S. House of Representatives. He served for eight years on the House Armed Services Committee. He authored legislation to create the House Select Committee on Homeland Security, a committee on which he later served. He also served on the House Transportation and Infrastructure Committee as well as the House Banking Committee. He led two congressional trade missions to Africa. Mr. Watts co-authored the American Community Renewal and New Markets Act and authored the Community Solutions Act of 2001. He also crafted legislation with Congressman John Lewis to establish the Smithsonian Museum of African American History and Culture. He has served as an analyst on television news programs nationally and internationally. Mr. Watts led a U.S. delegation to Vienna, Austria, at the request of President George W. Bush and Secretary of State Colin Powell, to the Organization for Security and Cooperation in Europe Conference on Racism, Discrimination and Xenophobia and accompanied President Bush on his historic trip to Africa. He co-founded the Coalition for AIDS Relief in Africa and served on the Board of Africare. He has also created the J.C. and Frankie Watts Foundation to focus on urban renewal and other charitable initiatives. He is the Chairman of Watts Equipment and the President and CEO of Feed the Children in Oklahoma City, Oklahoma. Mr. Watts brings to the Board not only an understanding and sensitivity to the political and cultural issues which the Company regularly faces but also a wealth of knowledge of the regulatory environment which continues to change and affect the Company's operations. Mr. Watts currently serves on the Audit Committee.

        Nick White, 72, has served as a Director of the Company since 2008. Since 2000, Mr. White has served as Chief Executive Officer and President of White and Associates, an international retail solutions firm offering retail clients consulting services encompassing strategy, partnerships, logistics and concepts. White and Associates is not a subsidiary or other affiliate of the Company. Following a tour in Vietnam with the United States Marine Corps, Mr. White began his retail career in 1968 with Spartan-Atlantic Department Stores while still attending college. In 1973, he joined Wal-Mart Stores, Inc. as an Assistant Store Manager. From 1985 to 1990, he was General Manager of Sam's Clubs, and in 1990, he was named an Executive Vice President of Wal-Mart Stores, Inc. and General Manager of its Supercenter Division, positions he held until his retirement in 2000. While at Wal-Mart, he served on both the Executive Committee and the Real Estate Committee. Mr. White has made significant contributions to the Board as a result of his extensive knowledge of sourcing, logistics, store operations and merchandising. Mr. White currently serves on the Compensation Committee.

Class B Nominees

        Robert C. Connor, 75, has served as a Director of the Company since 1987. At all times during the past five years, Mr. Connor's principal occupation is and has been a private investor for his own account. He began his banking career in Dallas, Texas at the Mercantile National Bank and was elected Vice President of the Citizens Bank of Jonesboro, Arkansas in 1970. He was elected President of The Union National Bank of Arkansas and The Union of Arkansas Corporation in 1976. He previously served on the Board of Sage Telecom in Allen, Texas. Mr. Connor's long career of leadership in the banking industry makes him particularly well suited to serve on the Compensation Committee as well as to share his knowledge and insights concerning the credit markets with the Board. Mr. Connor currently serves as Chairman of the Compensation Committee.

        Alex Dillard, 67, is President of the Company, has been a member of the Board since 1975, and serves on the Executive Committee of the Board of Directors (the "Executive Committee"). This has been his principal occupation for the last five years. Mr. Dillard has been involved in virtually every aspect of operations and merchandising for the Company for 45 years and previously served as

Executive Vice President of the Company. He has served as a board member of the University of Arkansas for Medical Sciences Foundation Fund, Philander Smith College, Union Bank and Worthen Bank in Little Rock, Arkansas and First National Bank of Ft. Worth, Texas. Mr. Dillard's understanding of both the merchandising and the operational aspects of the retail business has enabled the Board to more effectively gain a broad overview of the day-to-day processes involved in the operation of the Company.

        Mike Dillard, 65, is an Executive Vice President of the Company and currently heads one of the largest merchandising portions of the Company's business. This has been his principal occupation for the last five years. He has been a member of the Board since 1976. Mr. Dillard has played many roles for the Company, devoting his entire professional career to Dillard's, Inc. His understanding of the unique regional characteristics of merchandising in the many different geographic regions of the country has assisted the Board in its efforts to guide the business to meet the needs of its varied customer base.

        William Dillard, II, 72, is the Chairman of the Board and Chief Executive Officer of the Company, has been a member of the Board since 1967, and serves on the Executive Committee. This has been his principal occupation for the past five years. Mr. Dillard has been involved in almost every aspect of the Company's operations, working part-time while in school and full-time for over 45 years. He was formerly President and Chief Operating Officer of the Company. Mr. Dillard also serves on the Boards of Directors of Acxiom Corporation and Barnes & Noble, Inc. Through his numerous years of service to the Company, Mr. Dillard possesses an unmatched knowledge of the Company's operations and the retail industry as a whole. This, combined with his service as a member of the boards of directors of other public companies, allows him to provide invaluable insight to the Board. In addition, his expertise with respect to real estate matters and store location enables him to provide the Board with leadership and insight into this critical aspect of the Company's business.

        James I. Freeman, 67, was Senior Vice President and Chief Financial Officer of the Company until his retirement effective February 1, 2015. During the past two years, his principal occupation is and has been a private investor for his own account. He has been a member of the Board since 1991. Mr. Freeman joined the Company in 1988. He entered the accounting profession in 1972 and practiced as a certified public accountant. He formerly served as a member of the Management Committee of BKD, LLP, one of the largest accounting firms in the nation. Having served as Chief Financial Officer of the Company, Mr. Freeman has extensive experience overseeing the Company's financial reporting processes, internal accounting and financial controls, and independent auditor engagements. This unique experience provides Mr. Freeman the ability to regularly advise the Board regarding current and proposed accounting issues, financial matters and regulations that affect the Company's operations.

        H. Lee Hastings, III, 62, has served as a Director of the Company since 2010. At all times during the past five years, Mr. Hastings has served as President and Chief Operating Officer of Hastings Holdings, Inc., a family holding company that operates several subsidiaries which are engaged in real estate, beverage distribution, import/export and other businesses. For the past five years, Mr. Hastings has also served as President of Arkansas Bolt/ABC Logistics, a subsidiary of Hastings Holdings, Inc. that sells and imports/exports industrial fasteners and stampings throughout the world. Since 2001, Mr. Hastings has also been a director of another family holding company, State Holding Co. Inc., which owns and operates a bank holding company. None of these companies or their subsidiaries are subsidiaries or other affiliates of the Company. Mr. Hastings has extensive experience in the international import/export market and contributes valuable advice to the Board with respect to the Company's international sourcing efforts. Mr. Hastings currently serves on the Audit Committee.

        Drue Matheny, 70, has been a member of the Board since 1994. For the past five years, her principal occupation has been, and currently is, an Executive Vice President of the Company. She is based in Ft. Worth, Texas and directs one of the largest merchandising portions of the Company. Since joining the Company in 1968, Ms. Matheny has overseen every aspect of the Company's various merchandising functions. She brings to the Board a deep understanding of the exacting tastes and preferences of the Company's customers.

        Warren A. Stephens, 60, has served as a Director of the Company since 2002. At all times during the past five years, Mr. Stephens' principal occupation has been Chairman, Chief Executive Officer, and President of Stephens Inc. He is also Co-Chairman of SF Holding Corporation. Stephens Inc. and SF Holding Corporation are not subsidiaries or other affiliates of the Company. In 1981, Mr. Stephens joined Stephens Inc. In 2006, Mr. Stephens acquired 100% of the outstanding shares of Stephens Inc. Stephens Inc. focuses on investment banking, wealth management, capital management, private equity, institutional sales and trading, research, and insurance. Mr. Stephens' knowledge and understanding of sophisticated financial markets have been invaluable to the Board when dealing with a wide range of issues from investment decisions to credit and finance matters to the strategic positioning of the Company.

Information regarding the Board and its Committees

        Controlled Company.    The Company qualifies as a "controlled company" under the NYSE listing standards due to the ownership by W.D. Company, Inc. of shares of Class B Common Stock allowing it to cast more than 50% of votes eligible to be cast for the election of two-thirds of the Directors of the Company. In accordance with a provision in NYSE rules for controlled companies, the Company is not required to comply with NYSE listing standards that provide for (1) a majority of the Board of Directors being composed of independent directors, (2) a nominating/corporate governance committee composed solely of independent directors and (3) a compensation committee composed solely of independent directors. Notwithstanding that, all the members of the Company's Compensation Committee are independent in accordance with the NYSE listing standards. This may change in the future, however, at the Company's discretion.

        Director Independence.    The Board has determined that all of the Class A nominees listed above qualify as independent persons as defined in the Company's by-laws (discussed below). In addition, the Board has affirmatively determined that each of the Class A nominees, as well as Robert C. Connor and H. Lee Hastings, III, who are Class B nominees, has no direct or indirect material relationship with the Company and qualifies as an independent director in accordance with the NYSE listing standards.

        Family Relationships.    William Dillard, II, Drue Matheny, Alex Dillard, Mike Dillard and Denise Mahaffy are siblings. William Dillard, III is the son of William Dillard, II.

        Director Nominations.    As provided in the Company's by-laws, the Executive Committee is responsible for nominating individuals to stand for election at each annual meeting of stockholders. Stockholders may also nominate a director nominee pursuant to the Company's by-laws.

        The Company's by-laws provide that nominees to represent Class A stockholders on the Company's Board shall be independent persons only. For these purposes, the Company's by-laws define "independent" as a person who: (1) has not been employed by the Company or an affiliate in any executive capacity within the last five years; (2) was not, and is not, a member of a corporation or firm that is one of the Company's paid advisors or consultants; (3) is not employed by a significant customer, supplier or provider of professional services; (4) has no personal services contract with the Company; (5) is not employed by a foundation or university that receives significant grants or endowments from the Company; (6) is not a relative of the management of the Company; (7) is not a stockholder who has signed stockholder agreements legally binding him or her to vote with management; and (8) is not the chairman of a company on which Dillard's, Inc.'s Chairman or Chief Executive Officer is also a board member. These independence standards, found in our Corporate Governance Guidelines, are available on the investor relations portion of the Company's website at www.dillards.com.

        In nominating a slate of directors, the objective is to select individuals with skills and experience that can be of assistance in operating the Company's business. The following core criteria are considered in nominating each candidate:

  •
  Integrity.  Only persons who have demonstrated in their professional lives the highest ethical standards, maturity and responsibility will be considered.

  •
  Experience.  A director should have business experience relevant to the Company's business.

  •
  Judgment and Knowledge.  A director should have the ability to assess the Company's strategy, business plan, and key issues to evaluate the performance of management and to evaluate the Company's financial and operating reports and to provide meaningful analysis of the Company's financial position.

  •
  Time and Commitment.  Board members must have sufficient time available to become acquainted with the Company, to prepare for Board and committee meetings, and to attend meetings.

        Candidates who individually possess knowledge, experience and skills in at least one of the following are sought: accounting and finance, business judgment, management, crisis response, industry knowledge or strategy and vision. Diversity is an important consideration in Board composition and is discussed as a factor in connection with each candidate. The Executive Committee has not adopted a formal policy with respect to diversity. The implementation of this consideration occurs when, in addition to the core criteria identified above, the Executive Committee informally discusses whether a potential nominee might also bring to the Board diverse life experiences and perspectives but no single factor controls the determination process.

        In order for a Company stockholder to nominate an individual for election to the Board, the stockholder must provide written notice of such nomination to the Company's Corporate Secretary and the notice must be received by the Company's Corporate Secretary at the principal executive offices of the Company no more than 90 days, and no less than 60 days, before the annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, such nomination must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Company's Common Stock that are beneficially owned by such person and (4) any other information relating to such person that is required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serve as a director if elected). Such notice must also set forth the name and address, as they appear on the Company's books, of the stockholder giving the notice and the class and number of shares of the Company's Common Stock that are beneficially owned by such stockholder. In order for a Company stockholder to recommend (as opposed to nominate) a director candidate, the stockholder must provide written notice of such recommendation to the Company's Corporate Secretary at the principal executive offices of the Company. The Executive Committee will consider director candidates recommended by stockholders and will consider all candidates for director in the same manner regardless of the source of the recommendation.

        Director Meetings.    The Board of Directors met four times during the Company's last fiscal year. During the last fiscal year, all of the individuals serving as director attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which they served. The Company encourages each Board member to attend the Company's Annual Meeting. All individuals serving as director were in attendance at the Company's Annual Meeting held on May 21, 2016.

        Executive Sessions; Presiding Director.    As required by the NYSE listing standards, our non-management directors meet on a regularly scheduled basis in executive session at which only non-management directors are present. Our non-management directors choose the presiding director by majority vote for each session. The presiding director is responsible for, among other things, presiding at the executive session of the independent directors for which he or she is chosen to serve and apprising the Chairman of the issues considered at such meetings.

        Communications with Directors.    Security holders and other interested persons may contact individual directors, the presiding member of the non-management directors, non-management directors as a group or the Board as a whole, at any time. Your communication should be sent to the individual Director, the "Non-Management Members of the Board of Directors," the "Presiding Member of Non-Management Directors" or the "Board of Directors," as applicable, at 1600 Cantrell Road, Little Rock, Arkansas 72201. In general, any communications delivered to the principal executive offices for forwarding to the Board or specified Board members will be forwarded in accordance with its instructions. However, prior to the communications being forwarded to the Board member, the Corporate Secretary reviews communications and reserves the right not to forward to Board members any inappropriate materials.

        Corporate Governance Guidelines and Code of Conduct.    The Board has adopted Corporate Governance Guidelines and a Code of Conduct that applies to all Company employees, including the Company's executive officers, and, when appropriate, the members of the Board. The current versions of these corporate governance documents are available free of charge on the investor relations portion of the Company's website at www.dillards.com and each is available in print to any stockholder who requests copies by contacting Julie J. Bull, Director of Investor Relations, at 1600 Cantrell Road, Little Rock, Arkansas 72201. The Company will promptly disclose to our stockholders, if required by applicable laws, any amendments to, or waivers from, provisions of the Code of Conduct that apply to our principal executive officer, principal financial officers, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website (www.dillards.com) rather than by filing a Form 8-K.

        Board Committees.    The Board has a standing Audit Committee and Compensation Committee. The Audit Committee and the Compensation Committee have each adopted a written charter, both of which are available on the investor relations portion of the Company's website at www.dillards.com. In addition, the Board has an Executive Committee that performs various functions, including those similar to a standing nominating committee. The Executive Committee members are Alex Dillard and William Dillard, II.

        The Audit Committee members are H. Lee Hastings, III, Reynie Rutledge, Chairman, and J.C. Watts, Jr. The Board has determined that Reynie Rutledge is an "audit committee financial expert" and Messrs. Hastings, Rutledge and Watts are independent of management in accordance with the requirements of the NYSE and the SEC for purposes of determining audit committee independence. The Board has also determined that each of Messrs. Hastings, Rutledge and Watts is "financially literate" within the meaning of the listing standards of the NYSE. The Audit Committee held twelve meetings during fiscal 2016.

        The Compensation Committee members are Robert C. Connor, Chairman, Frank R. Mori and Nick White. All members of the Compensation Committee are independent as defined by NYSE listing standards. In addition all members of the Compensation Committee qualify as "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee held three meetings during fiscal 2016.

        Board's Leadership Structure.    Pursuant to the Company's by-laws, the principal executive officer shall be the Chairman of the Board. Accordingly, the Board has elected William Dillard, II, the Company's CEO, to serve as its Chairman. The Board believes that this structure is best suited to the interests of the Company and the stockholders at this time because it enables Mr. Dillard to be personally involved in every aspect of leading the Company. The Board believes that Mr. Dillard is uniquely qualified to serve as Chairman because his extensive experience with the Company (over 45 years of service) provides him with the long-term perspective that builds stockholder value and aligns with the long-term interests of the stockholders. In this capacity, he sets the Board agenda, regularly communicates with the other Board members and chairs Board meetings and the Annual Meeting.

        Alex Dillard, the Company's President and a fellow Board member, assists William Dillard, II in the day-to-day supervision of the Company's business, which provides other members of the management team ready access to, and the benefit of, their combined deep understanding of the cycles and challenges of the retail industry. The close working relationship between the CEO and the President also gives the Board and the Company's stockholders a veteran leadership team that can address issues quickly and seamlessly.

        The Company has no lead independent Director. However, the non-management directors designate one of the independent directors to preside over their executive sessions.

        Board's Role in Risk Oversight.    While the Company's management has the primary responsibility for managing risks facing the Company, the Board as a whole is actively involved in and is responsible for the oversight of risk management. The Board's primary goal is to ensure that the risk management processes designed and implemented by the Company's management are effective.

        The Audit Committee is responsible for oversight of the quality and integrity of the Company's financial statements, internal controls and compliance with legal and regulatory requirements and reviews the annual risk assessment report prepared by the Company's internal audit group which reports directly to the Audit Committee. Based on the annual risk assessment, the Audit Committee is charged with studying or investigating any matter of interest or concern that it deems appropriate. It also reviews reports describing any anonymous calls made to the Company's "Ethics Hotline," together with any other reports of disciplinary or other action taken with respect to material breaches of the Company's Code of Conduct. In its investigatory capacity, the Audit Committee has the authority to retain outside legal, accounting or other advisors, including the authority to approve the fees payable to such advisors and any other terms of retention. The Audit Committee is also given unrestricted access to the Company's internal audit group, other Board members, executive officers and independent accountants to the extent necessary to carry out its oversight responsibilities. While acting in this capacity, the Audit Committee has the full authority of the Board.

        The Compensation Committee is responsible for reviewing any risks arising from the Company's compensation policies, particularly with respect to the issue of encouraging inappropriate risk taking by executive management. In assessing compensation-related risks, the Compensation Committee may investigate any matter related thereto, is given full access to all books, records, facilities and personnel of the Company and, when appropriate, may hire outside legal, accounting or other experts or advisors to assist the Compensation Committee with its work.

        The Board's administration of its risk oversight function has not specifically affected the Board's leadership structure. The Board believes that its current leadership structure is conducive to, and appropriate for, its oversight of risk management.

2016 Director Compensation

        During fiscal 2016, non-management Directors received an annual cash retainer of $100,000 as well as 2,000 restricted shares of the Company's Class A Common Stock. The restricted shares vest six months after their issuance. Committee chairmen received an additional annual cash retainer of $25,000. Directors who are also employees of the Company are not compensated for their service on the Board.

        In 2016, the Compensation Committee engaged Korn Ferry Hay Group ("Hay Group") as its independent compensation consultant. Hay Group provided the Committee with an analysis of director compensation at the Company's peer group companies.

        The following table summarizes the compensation paid by the Company to non-management Directors for the fiscal year ended January 28, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert C. Connor	$125,000	$114,150	$—	$—	$—	$—	$239,150
Frank R. Mori	100,000	114,150	—	—	—	—	214,150
H. Lee Hastings, III	100,000	114,150	—	—	—	—	214,150
Reynie Rutledge	125,000	114,150	—	—	—	—	239,150
Warren A. Stephens	100,000	114,150	—	—	—	—	214,150
J.C. Watts, Jr.	100,000	114,150	—	—	—	—	214,150
Nick White	100,000	114,150	—	—	—	—	214,150
James I. Freeman	100,000	114,150	—	—	—	—	214,150

(1)
The amounts in the "Stock Awards" column represent the grant date fair value of the annual stock award made in fiscal 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"), and is equal to the simple average market price of 2,000 shares on the date of grant. All grants of restricted shares were vested as of January 28, 2017.

Vote Required

        A majority of the shares of the respective class of the Common Stock outstanding and eligible to vote in the election shall elect each Director for such class.

Recommendation of the Board

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES NOMINATED BY THE BOARD. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE. Management does not know of any nominee who will be unable to serve, but should any nominee be unable or decline to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis ("CD&A") provides information regarding the compensation paid to our Chief Executive Officer, Co-Principal Financial Officers and our three most highly compensated other executive officers in fiscal 2016. These individuals are referred to as "named executive officers" or "NEOs." This section should be read in conjunction with the detailed tables and narrative descriptions under the section titled "Executive Compensation" in this proxy statement.

Executive Summary

        We are committed to a pay-for-performance culture. The compensation program is reviewed annually in order to assure that its objectives and components are aligned with the Company's goals and culture, and also that it incentivizes short-term and long-term profitable growth.

        At the 2014 Annual Meeting of Stockholders, in our last stockholder advisory vote, 98% of the votes cast on executive compensation were voted to approve the compensation of the Company's named executive officers. There have been no material changes to our compensation programs during the fiscal year.

        The graph below demonstrates our performance in comparison to the Standard & Poor's 500 Index and the Standard & Poor's 500 Department Stores Index. The graph shows the relative return of $100 invested in Dillard's, Inc. Class A Common Stock and each of the indices as of January 27, 2012 (the last trading day prior to the start of fiscal 2012) and assumes reinvestment of dividends.

 Total Stockholder Return

	2012	2013	2014	2015	2016
Dillard's, Inc.	$196.81	$201.69	$263.02	$163.49	$127.44
S&P 500	117.61	141.48	161.60	160.52	194.02
S&P 500 Department Stores	103.09	119.64	149.27	107.64	86.82

Compensation Philosophy

        The core elements of our compensation philosophy are to align each executive's compensation with the Company's short-term and long-term performance, promote a pay-for-performance culture and provide compensation and incentives needed to attract, retain and motivate key executives who are crucial to the Company's long-term success. We seek to implement our philosophy by following three key principles:

  •
  Providing compensation opportunities that are equivalent to those offered by comparable companies, thereby allowing the Company to compete for and retain talented executives who are critical to our long-term success;

  •
  Motivating executive officers by rewarding them for attainment of Company profitability on an annual basis; and

  •
  Aligning the interests of our executives with the long-term interests of our stockholders by awarding equity-based compensation and by offering participation in retirement, stock purchase and stock bonus plans that encourage stock ownership by our executives.

        Further details concerning how we implement our philosophy, and how we apply the above principles to our compensation program, are provided throughout this CD&A.

Elements of Compensation

        Our compensation program consists of the following elements: Base Salary, Annual Cash Performance Bonuses, Equity-Based Compensation Awards and Pension Plan Benefits. We choose to pay each separate element with the intent of rewarding performance believed to be beneficial to the Company and accomplishing specific purposes, as described below. Within each element of compensation (other than those based on a pre-established formula), the Compensation Committee considers appropriate ranges for the amount awarded given the level of position and performance of the individual and the Company for the period under consideration.

        Base Salary is designed to:

  •
  Reward the proficiency of our executives relative to their skills, position and contributions to the success of the Company; and

  •
  Provide a level of annual cash compensation competitive with the marketplace that recognizes contributions to the overall success of the Company and provides the potential for annual increases reflecting those contributions.

        Annual Cash Performance Bonuses are designed to:

  •
  Motivate executives to assist in the attainment of Company profitability on an annual basis; and

  •
  Foster a pay-for-performance culture that aligns our overall compensation programs with our business strategy and rewards executives for their contributions toward our goal of increasing profitability.

        Equity-Based Compensation Awards are designed to:

  •
  Link compensation rewards to the creation of stockholder wealth; and

  •
  Encourage our executives to work together in the interest of stockholders by associating a portion of compensation with the long-term value of our common stock.

        Pension Plan Benefits are designed to:

  •
  Provide competitive incentives to our executive officers to focus on the long-term success of the Company; and

  •
  Provide a secure retirement after a long and productive career with the Company.

        The Compensation Committee believes that the combination of these elements provides an appropriate mix of fixed and variable pay which balances short-term operational performance with long-term stockholder value. The Committee also believes that our compensation program enables us to reinforce our pay-for-performance philosophy as well as strengthen our ability to attract and retain highly qualified executives by providing benefits equivalent to those offered by our leading competitors.

Allocation of Total Direct Compensation

        The table below illustrates the allocation of total direct compensation for each NEO in fiscal 2016. Base salary, annual cash performance bonuses, equity-based compensation awards and other compensation (consisting of perquisites, insurance premiums and retirement plan contributions) compose each NEO's total direct compensation. Total direct compensation is different from the "Total Compensation" column of the Summary Compensation Table appearing on page 26 in that it excludes changes in pension value. We disclose the allocation of total direct compensation to provide insight into the Compensation Committee's decision-making process when establishing NEO compensation. The Compensation Committee does not consider changes in pension value when establishing NEO compensation because pension amounts are earned each year based on a pre-established formula set forth in the Company's pension plan relating to compensation previously received by a NEO and the NEO does not receive the amount until after retirement from the Company. As such, the amounts are excluded from the table below.

        As shown in the table below, the Compensation Committee determined that a slightly higher portion of total direct compensation paid to Messrs. William Dillard, II and Alex Dillard, our Chief Executive Officer and President, respectively, should be performance based, than that of the other NEOs, given their ability to affect stockholder value relative to the other NEOs.

Allocation of Total Direct Compensation
NEO	Base Salary	Annual Cash Performance Bonuses	Equity-Based Compensation Awards	Other Compensation
William Dillard, II ,	39.5%	44.3%	6.6%	9.6%
Chief Executive Officer
Alex Dillard,	39.5%	44.3%	6.6%	9.6%
President
Mike Dillard,	50.4%	34.4%	6.2%	9.0%
Executive Vice President
Drue Matheny,	51.4%	35.2%	6.4%	7.0%
Executive Vice President
Chris B. Johnson,	62.2%	19.2%	5.5%	13.1%
Senior Vice President and Co-Principal Financial Officer
Phillip R. Watts,	63.7%	19.7%	5.6%	11.0%
Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer

How We Determine Compensation

        Role of the Compensation Committee.    The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. In carrying out this function, the committee strives to ensure that total compensation paid to named executive officers is fair, reasonable and competitive.

        The Compensation Committee regularly reviews and evaluates our compensation program to ensure that it:

  •
  Promotes our ability to attract and retain qualified management personnel by providing compensation that is competitive relative to that paid by our competitors. To this end, the Compensation Committee regularly reviews and evaluates compensation packages and amounts paid by our primary competitors and other family-founded and family-managed companies.

  •
  Fosters a pay-for-performance culture providing executives with the opportunity to increase their level of overall compensation based on the financial performance of the Company. To this end, the Compensation Committee regularly reviews and evaluates individual performance to ensure that employees are rewarded for their contributions to Company goals and stockholder value.

        These evaluations, along with the independent judgment exercised by members of the Compensation Committee, guides the committee's decisions in structuring compensation elements, determining compensation amounts, allocating between long-term and currently paid compensation and allocating between cash and non-cash amounts. The Compensation Committee also takes into account how competitive pressures and economic conditions over which our named executive officers may have little or no control can have a negative impact on the Company's financial performance.

        Role of Compensation Consultant in Compensation Decisions.    During the year, in accordance with the Compensation Committee's instructions, Hay Group, the Compensation Committee's independent consultant, provided the Compensation Committee with an analysis of NEO compensation at the Company's peer group companies, as well as information on trends and best practices in executive compensation. In addition, Hay Group provided the Committee with an analysis of director compensation at the Company's peer group companies. Hay Group and its affiliates did not perform any other services for the Company or its affiliates other than to provide advice and counsel to the Compensation Committee on named executive officers and director compensation in accordance with the Compensation Committee's instructions from time to time.

        Role of Named Executive Officers in Compensation Decisions.    Our Chief Executive Officer, President and Co-Principal Financial Officers each provide input to the Compensation Committee regarding Company and individual performance. However, the Compensation Committee exercises complete discretion in making all compensation decisions regarding cash compensation, equity awards and other benefits for all of our named executive officers.

        Role of Comparable Company Analysis in our Compensation Decisions.    In order to develop a competitive compensation package for our named executive officers, the Compensation Committee compares our compensation package with those of a comparison group of companies. The comparison group is composed of department stores, specialty stores and other public companies that were family-founded and continue to be family-managed. A complete listing of the companies in the comparison group appears below:

Abercrombie & Fitch Co.	The McGraw-Hill Companies, Inc.	The Bon Ton Stores, Inc.
Chico's FAS, Inc.	Tailored Brands, Inc.	The Gap, Inc.
The Children's Place Retail Stores, Inc.	Nordstrom, Inc.	The TJX Companies, Inc.
J.C. Penney Company, Inc.	Shoe Carnival, Inc.	Tiffany & Co.
Macy's, Inc.	Starbucks Corporation	Williams-Sonoma, Inc.
Stein Mart, Inc.

        The Compensation Committee believes companies in the comparison group are comparable to the Company in operations, management style and culture. However, the number of senior executives retained by the Company is generally lower than the number of senior executives at other companies in the comparison group, which we believe places our executive management closer in the chain of command to associates for whom they are responsible. The benefit of our structure is that we are able to effectively manage our associates without unnecessary layers of intermediate managers. The Compensation Committee believes this approach increases the demands upon the named executive's time and requires a greater depth of knowledge of operations than that of his or her peers in the comparison group. Accordingly, the Compensation Committee believes that our named executive officers' compensation should reflect this increased responsibility.

        While we do not specifically benchmark our compensation against companies in the comparison group, our Compensation Committee annually performs a compensation analysis of the compensation paid by these companies and periodically surveys the compensation practices of these companies to assess our competitiveness. This information is used as part of the Compensation Committee's considerations in setting compensation for our named executive officers, particularly in respect of changes in base salary each year as discussed below. In reviewing this data, the Compensation Committee considers factors such as the relative financial performance of such companies, as well as certain other factors the Committee believes differentiate us from those companies—particularly our homogenous, unified business plan of operating virtually identical department stores primarily in the southwest, southeast, and midwest regions of the United States, which we believe allows for more streamlined, cohesive operations and our flatter management structure.

        Stockholder Advisory Vote.    Our Compensation Committee recognizes the fundamental interest our stockholders have in the compensation of our executive officers. At the 2014 Annual Meeting of Stockholders, 98% of the shares present and entitled to vote on the advisory resolution on executive compensation were voted to approve the compensation of the Company's named executive officers. Based upon the results of such advisory vote and our review of our compensation policies and decisions, we believe that our existing compensation policies and decisions are consistent with our compensation philosophy and objectives discussed above and adequately align the interests of our named executive officers with the interests of our stockholders. At the 2011 Annual Meeting of Stockholders, our stockholders also voted, on an advisory basis, to vote on the compensation of our named executive officers every three years. The next stockholder advisory vote approving executive compensation will take place at this year's Annual Meeting of Stockholders (See Proposal 4 on page 35 of this proxy statement). Stockholders have an opportunity to cast an advisory vote on the frequency of the advisory vote approving executive compensation every six years. The next advisory vote on the frequency of the advisory vote approving executive compensation will also take place at this year's Annual Meeting of Stockholders (See Proposal 5 on page 36 of this proxy statement).

Specific Elements of Our Compensation Program

Base Salary

        Base Salaries are provided to our named executive officers at levels established by the Compensation Committee on an annual basis. Base salaries are set at the discretion of the Compensation Committee and, unlike the annual cash performance bonuses and equity-based compensation awards, are not specifically related to any Company performance criteria. Each year, the Compensation Committee reviews a competitive market analysis of salaries paid by companies in the comparison group to ensure that base salaries paid to our named executive officers are competitive. The committee also considers:

  •
  the named executive officer's aggregate compensation and benefits;

  •
  the named executive officer's level of responsibility and experience; and

  •
  the named executive officer's success in achieving business results, promoting our core values and demonstrating leadership, as well as Company-wide performance.

        For fiscal 2016, the Compensation Committee set each named executive officer's base salary as follows: William Dillard, II—$1,000,000, Alex Dillard—$1,000,000, Mike Dillard—$735,000, Drue Matheny—$735,000, Chris B. Johnson—$500,000, and Phillip R. Watts—$500,000. The Compensation Committee assigned higher base salary amounts to Messrs. William Dillard, II and Alex Dillard to reflect their level of responsibility and experience, the importance of their respective positions within the Company, and their ability to affect stockholder value relative to other NEOs. However, the base salaries of William Dillard, II and Alex Dillard are below the median base salaries of the executive officers for the comparison group of retailers listed above.

Annual Cash Performance Bonuses

        Our compensation program includes annual performance bonuses payable under our Senior Management Cash Bonus Plan (the "Cash Bonus Plan"). Annual cash bonuses are designed to reward executive officers based on the Company's performance and the individual executive's contribution to that performance. Under the terms of the Cash Bonus Plan, performance bonuses may be paid only if the Company realizes positive net income before federal and state income taxes for the fiscal year, which we refer to as pre-tax income. The Compensation Committee believes that pre-tax income is a meaningful measure of financial and operational performance and that requiring a particular level of financial and operational performance before cash bonuses are earned by executive officers furthers the

Company's goal of linking pay to performance. No individual's bonus under the Cash Bonus Plan can exceed 1% of the Company's pre-tax income.

        Under the Company's Cash Bonus Plan, persons who occupy the following positions are eligible to receive bonuses:

  •
  Chief Executive Officer;

  •
  President;

  •
  Executive Vice Presidents; and

  •
  Senior Vice Presidents.

        From this group of persons, the Compensation Committee, within 90 days after the start of a fiscal year and in its sole discretion, designates those individuals eligible to receive a performance bonus under the Cash Bonus Plan. In making its determinations, the Compensation Committee considers recommendations of senior management and the contribution of each executive officer to the Company's performance.

        When the Compensation Committee designates the individuals eligible to participate in the Cash Bonus Plan, it also designates the maximum percentage of the bonus pool each individual will be entitled to receive. At the beginning of each fiscal year, the Compensation Committee assigns a percentage of the bonus pool to each participant, taking into consideration the individual's level of responsibility for both operating results and management of the organization. The assigned percentage can vary from year to year. The year-end amount of an individual's bonus is mathematically determined by applying this percentage to the bonus pool. The following table sets forth for each named executive officer such officer's: (1) assigned percent allocation of the fiscal 2016 bonus pool and (2) actual bonus payment under the Cash Bonus Plan for fiscal 2016:

NEO	Assigned Percent Allocation of the Fiscal 2016 Bonus Pool	Cash Bonus Payment for Fiscal 2016 under Cash Bonus Plan
William Dillard, II	29%	$1,121,100
Alex Dillard	29%	$1,121,100
Mike Dillard	13%	$502,550
Drue Matheny	13%	$502,550
Chris B. Johnson	4%	$154,600
Phillip R. Watts	4%	$154,600

        The Compensation Committee assigned higher percentage amounts to Messrs. William Dillard, II and Alex Dillard to reflect their level of responsibility and ability to affect stockholder value relative to other NEOs. The remaining 8% of the bonus pool not shown in the table was allocated to other members of senior management.

        Bonuses are paid under the Cash Bonus Plan at the conclusion of the fiscal year from a bonus pool, which is equal to the sum of (x) 1 1/2% of the Company's pre-tax income for the fiscal year, plus (y) 3 1/2% of the increase in pre-tax income over the prior fiscal year. Our pre-tax income was $257,719,400 in fiscal 2016 and $410,140,400 in fiscal 2015 for a decrease in pre-tax income of $152,421,000. This resulted in a total available bonus pool of $3,865,800 for fiscal 2016 (1 1/2% of pre-tax income in fiscal 2016).

        The Compensation Committee retains the discretion to reduce or eliminate any bonuses that might otherwise be due under the terms of the Cash Bonus Plan. In making this determination, the Compensation Committee may consider factors which are more individualized to specific circumstances that were unforeseen at the time the original allocations were made. The Compensation Committee also reserves the right to award smaller or no bonuses in order to conserve cash for operations or for other business opportunities that could either preserve or enhance stockholder value. The Compensation Committee cannot, however, increase the amounts payable under the Cash Bonus Plan. The Compensation Committee made no adjustments to the bonuses paid under the Cash Bonus Plan for fiscal 2016.

Equity-Based Compensation

        We believe equity ownership is essential in linking an executive officer's compensation to the performance of our Common Stock and total stockholder return. We also believe equity ownership is an important tool in creating incentive for sustained growth. As such, in fiscal 2016 our executive officers received equity-based compensation through each of the following plans (each of which is discussed below): the Dillard's, Inc. Stock Bonus Plan (the "Stock Bonus Plan"), a qualified defined contribution retirement plan (the "Retirement Plan"), and the Dillard's, Inc. Stock Purchase Plan (the "Stock Purchase Plan"). Equity-based compensation awarded under these plans is generally established by a predetermined formula set forth in each plan that is tied directly to the aggregate amount of cash compensation (salary and cash bonus) paid to an individual.

  •
  Stock Bonus Plan.  The formula under the Stock Bonus Plan provides for an annual stock award equal to 6% of each executive's annual total cash compensation in excess of $15,000 (less applicable withholding) divided by the current fair market value per share on the date that the stock bonus is granted. The Compensation Committee has the discretion to alter awards payable under the Stock Bonus Plan but made no adjustments to awards granted in fiscal 2016.

  •
  Retirement Plan.  The Retirement Plan permits executives to make elective contributions to the Retirement Plan of up to the lesser of $18,000 ($24,000 if the executive is at least 50 years old) or 75% of eligible pay. Company matching contributions are calculated on the eligible executive's first 6% of elective deferrals with the first 1% being matched 100% and the next 5% being matched 50%. All contributions are used to purchase Class A Common Stock at market prices.

  •
  Stock Purchase Plan.  The Stock Purchase Plan allows executives to make contributions only to the extent they were prevented from contributing to the Retirement Plan because of nondiscrimination rules and dollar limitations of the Internal Revenue Code. Company matching contributions are calculated on the eligible executive's first 5% of elective deferrals and are matched 100%. All contributions to the Stock Purchase Plan are used to purchase Class A Common Stock at market prices.

Pension Plan

        We maintain a non-qualified defined benefit pension plan (the "Pension Plan") for our executive officers. The Pension Plan provides an annual award following retirement based upon the level of each officer's salary and cash bonus during the officer's tenure, as well as the total years of service provided to the Company. Specifically, the award is calculated by multiplying each officer's years of service by 1.5% and multiplying the result by the average of the highest three years of each officer's "pension earnings." Pension earnings are defined as total salary plus cash bonus paid during the fiscal year minus the maximum wage base for FICA withholding in that year. Retirement is considered Normal Retirement if the individual has met the service requirements and has reached 65 years of age.

        The Pension Plan provides that, in the event of a change in control of the Company, the present value of the annual pension benefit determined as of the date of the change in control will be paid in a lump sum within 60 days. All employees with a benefit accrued under the Pension Plan up to the date of the change in control are eligible for a lump sum payment and no further benefits would be paid from the Pension Plan. The Company believes this feature is important in recruiting and retaining qualified executive management personnel because:

  •
  It provides for stable retirement planning;

  •
  It reduces flight risk generally associated with the inherent uncertainties surrounding a change in control (that in some cases might lead some officers to retire prematurely or leave the Company); and

  •
  It is consistent with provisions contained in similar plans maintained by other companies.

Additional information about such lump sum payments, including how the present value would be determined and the estimated lump sum pension benefits that each named executive officer would have received if a change in control were to have occurred on the last business day of fiscal 2016 is provided below under "Potential Payments Upon Termination or Change in Control."

Other Benefits

        Health Insurance.    We provide an enhanced health insurance plan to our executive officers. This plan assists our executive officers in maintaining their physical well-being so that they are able to devote their energies to the management of the Company.

        Company Aircraft.    Executive officers are allowed access to Company-owned aircraft for personal use as well as business flights. This benefit increases the level of safety and security for the executive officers and allows them to make better use of their time by being able to travel more efficiently. The Company reports imputed income to an executive officer for income tax purposes for the value of any personal use based upon the Standard Industry Fare Level (SIFL) in accordance with the Internal Revenue Code and Treasury Regulations. For purposes of the Summary Compensation Table below, the Company reports compensation for the NEOs based on the incremental cost for flights constituting personal use. As disclosed in the Summary Compensation Table in this proxy statement, only Messrs. William Dillard, II and Alex Dillard had income related to personal use of Company aircraft for fiscal year 2016.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to publicly-held corporations for compensation in excess of $1,000,000 paid for any fiscal year to the corporation's chief executive officer or to any of its other three most highly compensated executive officers other than the co-principal financial officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The Compensation Committee has historically structured executive compensation in order to preserve its deductibility under Section 162(m). The Compensation Committee reserves the right, however, to grant or approve compensation or awards that may not be deductible when it believes such compensation or awards are in the best interests of the Company and its stockholders or are necessary to assure competitive total compensation for our named executive officers. In fiscal 2016, approximately $285,000 paid to the NEOs was not deductible under Internal Revenue Code rules and regulations.

Other Compensation Considerations

        Severance and Change in Control Arrangements.    We have not entered into agreements or arrangements to provide severance or change in control payments to any of our executives, other than with respect to the Pension Plan as described above. Our past practice has not included the payment of severance to any executives.

        Compensation Recovery Policy.    The Compensation Committee does not presently have a specific policy seeking reimbursement of compensation awards but will adopt one when the NYSE adopts rules requiring such a policy as mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Until then, the Committee will evaluate on a case by case basis whether to seek the reimbursement of certain compensation awards paid to a named executive officer if such executive engages in material misconduct that caused, or partially caused, a restatement of financial results. If it should ever occur, when making this determination, the Compensation Committee will likely consider the totality of the circumstances surrounding the misconduct, including the intent of the officer in engaging in the misconduct and the expense that the Company might incur seeking reimbursement as compared to the amount of reimbursement, and whether there were additional officers involved and, if so, the role played by the individual in the misconduct.

        Compensation Policies and Practices and Risk Management.    The Compensation Committee takes risk into consideration when reviewing and approving named executive compensation and believes that the composition of total compensation should not encourage inappropriate or excessive risk-taking. The Company monitors the risk associated with its compensation program for all employees, including NEOs, the components of its compensation program and individual compensation decisions, on an ongoing basis. This ongoing assessment includes (1) consideration of the primary design features of the Company's compensation plans and the process to determine incentive compensation eligibility and grant awards for employees and (2) analysis of how those features could encourage or mitigate risk-taking. The Company believes that its compensation policies and practices for all employees, including NEOs, do not create risks that are reasonably likely to have a material adverse effect on the Company.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on their review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company's Annual Report on Form 10-K for the year ended January 28, 2017.

The Compensation Committee
Robert C. Connor, Chairman Frank R. Mori Nick White

 EXECUTIVE COMPENSATION

        The following table summarizes the compensation earned by or paid to our Named Executive Officers during fiscal years 2016, 2015 and 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)		All Other Compensation ($)(6)	Total Compensation ($)
William Dillard, II	2016	$1,000,000		$166,146		$1,121,100	1,476,496		$243,631	$4,007,373
Chief Executive Officer	2015	1,000,000	—	207,296	—	1,784,100		(4)	284,560	3,275,956
	2014	1,000,000	—	203,418	—	2,450,700		(5)	256,586	3,910,704
Alex Dillard	2016	1,000,000		166,146		1,121,100	1,070,574		243,429	3,601,249
President	2015	1,000,000	—	207,296	—	1,784,100		(4)	272,985	3,264,381
	2014	1,000,000	—	203,210	—	2,450,700		(5)	252,498	3,906,408
Mike Dillard	2016	735,000		91,188		502,550	503,478		130,557	1,962,773
Executive Vice President	2015	735,000	—	107,595	—	799,800		(4)	144,329	1,786,724
	2014	710,000	—	104,134	—	1,062,000		(5)	147,682	2,023,816
Drue Matheny	2016	735,000		91,188		502,550	676,794		100,146	2,105,678
Executive Vice President	2015	735,000	—	107,595	—	799,800		(4)	113,818	1,756,213
	2014	710,000	—	104,134	—	1,062,000		(5)	104,114	1,980,248
Chris B. Johnson	2016	500,000	—	43,863	—	154,600	164,801		104,937	968,201
Senior Vice President and Co-Principal Financial Officer(7)	2015	500,000	—	34,823	—	246,050	37,443		97,496	915,812
Phillip R. Watts	2016	500,000	—	43,863	—	154,600	619,612		86,233	1,404,308
Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer(7)	2015	500,000	—	35,117	—	246,050	154,139		78,944	1,014,250

(1)
Reflects stock awards under the Company's Stock Bonus Plan. The amount reported in this column for each NEO reflects the fair value on the date of grant, as determined under FASB ASC Topic 718. The grant date fair value of the stock awards is calculated based on the average price of the Company's Class A Common Stock on the NYSE on the date of grant.

(2)
Reflects amounts earned by NEOs under the Company's Cash Bonus Plan.

(3)
These amounts, if any, represent the actuarial increase in the present value of the NEOs benefits under the Company's Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements. Interest rate assumption changes have a significant impact on the pension values with periods of lower interest rates having the effect of increasing the actuarial values reported and vice versa. The present value of accumulated benefits for fiscal 2016 reflects a discount rate of 4.0% and generational mortality rates under the RP-2014 table using scale MP-2016 compared to the 4.2% discount rate and generational mortality rates under the RP-2014 table using scale MP-2015 applicable for fiscal 2015. This discount rate change was the result of actuarial adjustments based on changes in corporate bond rates. The Company does not pay "above market" interest on non-qualified deferred compensation to employees.

(4)
Pension values decreased during fiscal 2015 for William Dillard, II, Alex Dillard, Mike Dillard, and Drue Matheny as follows:

William Dillard, II	$735,529
Alex Dillard	1,326,752
Mike Dillard	768,799
Drue Matheny	803,765

The present value of accumulated benefits for fiscal 2015 reflects a discount rate of 4.2% and generational mortality rates under the RP-2014 table using scale MP-2015 compared to the 3.5% discount rate and generational mortality rates under the RP-2014 table using scale MP-2014 applicable for fiscal 2014. This discount rate change was the result of actuarial adjustments based on changes in corporate bond rates. There were no other changes in plan provisions or assumptions that affected the value.

(5)
Pension values decreased during fiscal 2014 as follows:

William Dillard, II	$4,765,507
Alex Dillard	2,193,434
Mike Dillard	810,777
Drue Matheny	1,151,081

The present value of accumulated benefits for fiscal 2014 reflects a discount rate of 3.5% compared to the 4.4% discount rate applicable for fiscal 2013. This discount rate change was the result of actuarial adjustments based on changes in corporate bond rates. During fiscal 2014, the assumed retirement age for certain NEOs was extended. During October of 2014 the Society of Actuaries released updated mortality tables from the tables utilized in prior years. The pension values above are calculated based upon the new mortality rates. There were no other changes in plan provisions or assumptions that affected the value.

(6)
For fiscal 2016, all other compensation reflects matching contributions under the Company's Retirement Plan and Stock Purchase Plan, the incremental cost to the Company for personal use of Company aircraft, premiums paid for health insurance, and the cost of administrative assistance, each as detailed in the table below:

	All Other Compensation
	Company Contributions under Retirement Plan and Stock Purchase Plan	Airplane Use(a)	Insurance Premiums Paid by the Company	Administrative Assistance	Total
William Dillard, II	$135,230	$39,928	$52,881	$15,592	$243,631
Alex Dillard	135,230	23,083	71,601	13,515	243,429
Mike Dillard	72,765	—	52,881	4,911	130,557
Drue Matheny	72,765	—	27,381	—	100,146
Chris B. Johnson	33,328	—	71,609	—	104,937
Phillip R. Watts	33,328	—	52,905	—	86,233

(a)
The amounts reported in this column reflect compensation for the named executive officers based on the aggregate incremental cost for flights constituting personal use. Such incremental cost is calculated on the basis of the additional variable operating costs to the Company, including fuel costs, mileage, trip-related maintenance and other miscellaneous variable costs, resulting from such personal use. Fixed costs, which do not change based on usage, such as aircraft purchase costs, pilot salaries and the cost of maintenance not related to specific trips, are excluded from the calculation of incremental cost.
(7)
Messrs. Johnson and Watts were appointed to their NEO positions effective February 1, 2015, the first day of fiscal 2015.

2016 Grants of Plan-Based Awards

        The table below sets forth the awards granted to the NEOs during fiscal 2016 pursuant to the Cash Bonus Plan and the Stock Bonus Plan:

								All Other Stock Awards:
									All Other Option Awards:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
								Number of Shares of Stock or Units (#)(3)(4)	Number of Securities Underlying Options (#)
Name	Grant Date	Threshold ($)	Target(1) ($)	Maximum(2) ($)	Threshold (#)	Target (#)	Maximum (#)
William Dillard, II	January 27, 2017							2,982			$166,146
	February 22, 2017		$1,121,100	$2,577,194
Alex Dillard	January 27, 2017							2,982			166,146
	February 22, 2017		1,121,100	2,577,194
Mike Dillard	January 27, 2017							1,637			91,188
	February 22, 2017		502,550	2,577,194
Drue Matheny	January 27, 2017							1,637			91,188
	February 22, 2017		502,550	2,577,194
Chris B. Johnson	January 27, 2017							787			43,863
	February 22, 2017		154,600	2,577,194
Phillip R. Watts	January 27, 2017							787			43,863
	February 22, 2017		154,600	2,577,194

(1)
Represents awards under the Company's Cash Bonus Plan. As described in "Compensation Discussion and Analysis," Executive Officers participating in the Cash Bonus Plan receive a pre-determined share of a bonus pool generated by certain Company-based performance metrics. There are no threshold or target amounts under the Cash Bonus Plan. Because the plan does not set such amounts and because future payouts relating to an NEO's percentage share of the bonus pool is not determinable, the amounts in this column represent the actual payments made to the Named Executive Officers under awards granted for fiscal 2016.

(2)
Represents the maximum that any individual can receive under the Cash Bonus Plan, which is 1% of the Company's pre-tax income for fiscal 2016.

(3)
Reflects amounts granted to NEOs in fiscal 2016 under the Company's Stock Bonus Plan. For more detailed information on the Stock Bonus Plan, including a general description of the procedure and formula utilized by the Company in determining the amounts granted, see the discussion in the Equity-Based Compensation portion of "Compensation Discussion and Analysis."

(4)
Reflects number of shares of stock granted before withholding applicable federal and state income tax. The stock grant awards reflected in the table are not subject to vesting.

Outstanding Equity Awards at 2016 Fiscal Year-End

        There were no outstanding stock options or unvested stock awards held by NEOs as of January 28, 2017.

2016 Option Exercises and Stock Vested

        The table below sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during fiscal 2016 by each of the NEOs.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William Dillard, II	—	—	2,982	$166,146
Alex Dillard	—	—	2,982	166,146
Mike Dillard	—	—	1,637	91,188
Drue Matheny	—	—	1,637	91,188
Chris B. Johnson	—	—	787	43,863
Phillip R. Watts	—	—	787	43,863

(1)
The number of shares reflected as underlying Stock Awards in the table represent grants during fiscal 2016 of stock awards pursuant to the Company's Stock Bonus Plan. These awards are not subject to vesting and, accordingly, are treated in this table as having "vested" upon grant. The amounts reflected as "Value Realized on Vesting" represent the market value of the shares on the date of grant and do not reflect the withholding of a portion of the shares to satisfy income tax payment requirements.

2016 Pension Benefits

        The following table discloses the actuarial present value of accumulated pension benefits and other information as of January 28, 2017 for the NEOs under the Pension Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year ($)
William Dillard, II	Pension Plan	48	$26,499,508	—
Alex Dillard	Pension Plan	45	19,420,888	—
Mike Dillard	Pension Plan	45	9,032,418	—
Drue Matheny	Pension Plan	48	13,699,285	—
Chris B. Johnson	Pension Plan	10	532,271	—
Phillip R. Watts	Pension Plan	22	1,673,729	—

(1)
The calculation of benefits under the Pension Plan is discussed in the Pension Plan portion of "Compensation Discussion and Analysis." The methodology and material assumptions used in quantifying the present value of the accumulated benefit are disclosed in Note 8 to the audited financial statements filed in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2017.

Potential Payments Upon Termination or Change in Control

        The Pension Plan provides for a lump sum payment to participants within 60 days of a change in control of the Company. For purposes of the Pension Plan, a "change in control" is deemed to occur upon the happening of any of the following: (1) any person or entity acquires more than 50% of the Company's Class B Common Stock whether by direct sale, merger, consolidation, share exchange or other form of corporate reorganization, (2) a majority of the members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election or (3) any person or entity acquires more than 80% of the Company's assets. However, it will not be a "change in control" under the Pension Plan in any of the above instances if the acquirer in such transaction is either an entity controlled by the Company or controlled by the descendants of William Dillard or any spouse of any such descendants.

        For persons not yet eligible for Normal Retirement, there is a 2 1/2% reduction in the amount of annual pension benefit for each year or partial year between the person's 65th birthday and the person's attained age on the date of the change in control. The lump sum payment is further reduced if necessary to prevent it from becoming a "parachute payment" under Section 280G of the Internal Revenue Code.

        All employees with a benefit accrued under the Pension Plan up to the date of the change in control are eligible for a lump sum payment and no further benefits would be paid from the Pension Plan. The table below details the benefits that would be paid to the named executive officers, assuming a change in control occurred on January 28, 2017, the last business day of fiscal 2016. The lump sum payment is equal to the present value of the annual pension benefit determined as of the date of the change in control. For purposes of determining the lump sum payment, present value is determined by using the interest rate determined under Section 417(e) of the Internal Revenue Code for the month of December preceding the calendar year in which the change in control occurs and by using for post-retirement mortality the 1994 Group Annuity Reserving Mortality Table projected to 2002 based on a fixed blend of 50% of the uploaded male mortality rates and 50% of the uploaded female mortality rates.

NEO	Pension Plan Lump Sum Payment
William Dillard, II	$35,445,249
Alex Dillard	37,506,053
Mike Dillard	20,169,912
Drue Matheny	18,371,782
Chris B. Johnson	844,518
Phillip R. Watts	2,183,367

        We have not entered into agreements or arrangements to provide severance or change in control payments to any of our executives, other than the Pension Plan benefits described above.

 AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ended January 28, 2017 with management and KPMG LLP, the independent registered public accounting firm for the Company.

        The discussions with KPMG LLP included the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. Also, KPMG LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG LLP its independence. The Audit Committee also considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

        Based upon the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended January 28, 2017 for filing with the Commission.

Audit Committee of the Board of Directors,
Reynie Rutledge, Chairman H. Lee Hastings, III J.C. Watts, Jr.

 PROPOSAL NO. 2. RATIFICATION OF THE SELECTION OF THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Board of Directors recommends to the stockholders that they ratify the selection by the Audit Committee of KPMG LLP ("KPMG") as the Company's independent registered public accountants for the fiscal year ending February 3, 2018. Although ratification of the Audit Committee's selection of KPMG is not required under our by-laws or other legal requirements, we are submitting the appointment of KPMG to the stockholders as a matter of good corporate practice.

        In the event that the stockholders fail to ratify the appointment, the Audit Committee will consider the view of the stockholders in determining its selection of the Company's independent public accountants for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders.

        Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Accountant Fees

        The following table summarizes the fees billed by KPMG for fiscal 2016 and fiscal 2015 for audit and other related services:

	2016	2015
Audit Fees(1)	$1,425,000	$1,410,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees(2)	3,300	3,300

	$1,428,300	$1,413,300

(1)
Represents fees for audits of financial statements, reviews of quarterly financial statements, reviews of registration statements and certain periodic reports filed with the SEC, and financial statements filed with certain statutory and regulatory filings.

(2)
Represents fees for our license of an accounting research tool.

        The policy of the Audit Committee requires it to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm. During fiscal 2016, the Audit Committee pre-approved all of the services described above under the captions "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees" in accordance with this policy.

Vote Required

        The vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and having voting power is required to ratify the appointment of KPMG as the independent registered public accounting firm for fiscal 2017.

Recommendation of the Board

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

 PROPOSAL NO. 3. AMENDMENT TO THE DILLARD'S, INC. 2005 NON-EMPLOYEE
DIRECTOR RESTRICTED STOCK PLAN

        The Board is seeking stockholder approval of an amendment to the Dillard's, Inc. 2005 Non-Employee Director Restricted Stock Plan (the "Restricted Stock Plan") to increase the number of shares that are subject to and that may be issued under the Restricted Stock Plan from 200,000 to 400,000 shares of the Company's Class A Common Stock, (subject to adjustment as provided in the Restricted Stock Plan for changes in the Company's capital structure). The Compensation Committee originally approved, and the stockholders ratified, the Restricted Stock Plan in 2005. In 2015, the Board and the stockholders approved an amendment to the Restricted Stock Plan to extend the duration of the plan until April 15, 2025. On February 23, 2017, the Board approved a further amendment to the Restricted Stock Plan to increase the number of shares of Class A Common Stock that may be issued under the plan from 200,000 to 400,000. No other terms of the Restricted Stock Plan will be amended. The stockholders are being asked to ratify the amendment.

        As of the date hereof, 175,214 shares of Class A Common Stock have been awarded (and not subsequently forfeited) under the Restricted Stock Plan and 24,786 shares of Class A Common Stock remain available for future issuance under the Restricted Stock Plan. Assuming stockholders approve the amendment, following the amendment, 224,786 shares of Class A Common Stock will be available for future issuance under the Restricted Stock Plan. The Restricted Stock Plan is intended to attract, retain and motivate non-employee directors of the Company by providing them with a proprietary interest in the growth and performance of the Company and to encourage them to increase their stock ownership in the Company.

        The following summarizes the material provisions of the Restricted Stock Plan, assuming the amendment described above is approved by the stockholders at the Annual Meeting. The summary is qualified in its entirety by reference to the full text of the Restricted Stock Plan, as amended, which is attached as Appendix A to this Proxy Statement.

Material Terms of the Restricted Stock Plan (as amended)

        The Restricted Stock Plan is administered by the Compensation Committee, or any successor committee to the Compensation Committee or such other committee as may be designated from time to time by the Board to administer the Restricted Stock Plan. The Compensation Committee has the authority, in its discretion but subject to the provisions of the Restricted Stock Plan, to determine the terms of all awards granted under the Restricted Stock Plan. The Compensation Committee may make such rules and regulations and establish such procedures as it may deem appropriate for the administration of the Restricted Stock Plan. The Compensation Committee may designate employees of the Company to assist the Compensation Committee in the administration of the Restricted Stock Plan and may grant authority to such persons to execute agreements or other documents or to take other actions on behalf of the Compensation Committee. In the event of a disagreement as to the interpretation of the Restricted Stock Plan or as to any right or obligation related to the Restricted Stock Plan, the decision of the Compensation Committee shall be final and binding. No member of the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Restricted Stock Plan or any benefit granted under it.

        The amount of awards to be issued under the Restricted Stock Plan may vary from year to year and by participant to participant in the Compensation Committee's sole discretion, except that in no event will the Compensation Committee be permitted to award an amount of Class A Common Stock in excess of the maximum number of shares available for grant under the Restricted Stock Plan or to award an amount of Class A Common Stock to any single participant in a fiscal year in excess of 5,000 shares without the approval of the Board.

        All non-employee directors of the Company will be eligible to participate in the plan. Of the 12 nominees for election to the Board of Directors at the Annual Meeting, eight are non-employee directors.

        Subject to the restrictions on transfer and forfeiture under the Restricted Stock Plan, a participant will have the same rights as other stockholders with respect to the shares underlying the award from the date of grant, including voting rights and the rights to receive dividends and other distributions. Each award under the plan will be made pursuant to a written restricted stock award agreement that will contain provisions regarding (1) the number of shares subject to such award or a formula for determining such number, (2) the restricted period in which awards may be forfeited, (3) the restrictions on the transferability of the award, and (4) such further terms and conditions, in each case not inconsistent with the plan, as may be determined from time to time by the Compensation Committee.

        Upon a director's termination of service on the Board as a result of retirement, death or disability, all unvested awards will become immediately vested. Retirement for the purposes of the foregoing provision means ceasing to be a member of the Board as a result of a determination by the Board that such person is no longer eligible to stand for election in accordance with the Company's corporate governance guidelines that may be in effect from time to time. Upon a director's termination of service on the Board for any other reason, all unvested awards will be forfeited. The Compensation Committee may accelerate the vesting for any or all unvested awards for any director if the committee determines that the circumstances in a particular case so warrant.

        If an award is forfeited, the shares subject to the award will not be considered to be issued and will not count against the maximum number of shares available under the plan. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, share combination or other changes in the corporate structure of the Company that affect the shares of Class A Common Stock, the Compensation Committee may make such adjustments to the number of shares available for grant under the plan or that are subject to any award, the kind of capital stock to be issued under the plan, or both, as it determines, in its sole discretion, to be appropriate to prevent dilution or enlargement of rights under the plan.

        The Restricted Stock Plan will automatically terminate on April 15, 2025, unless the Board and the stockholders approve a subsequent amendment to extend the term. However, the Board may terminate the plan earlier at any time in its sole discretion.

Amendment of the Plan

        The Board may amend the Restricted Stock Plan and any non-vested award outstanding under the plan, except that stockholder approval will be required for any amendment to increase the number of shares issuable under the plan (other than in connection with a stock split or similar event) or that would be a material revision under NYSE rules.

U.S. Federal Income Tax Consequences

        Unless a special election is made by the recipient of an award under the Restricted Stock Plan, no income will be recognized by the recipient at the time of grant so long as the interest in the restricted shares is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code. When the substantial risk of forfeiture terminates with respect to the award, the then fair market value of the Class A Common Stock will constitute ordinary income to the recipient. Subject to the applicable provisions of the Internal Revenue Code, at the time the awards are included in the recipient's taxable income, the Company will be entitled to a corresponding deduction for federal income tax purposes.

        The foregoing discussion is not a complete description of the income tax aspects of awards granted under the Restricted Stock Plan. In addition, administrative and judicial interpretations of the application of the tax laws are subject to change.

New Plan Benefits

        The benefits that will be awarded or paid under the Restricted Stock Plan are not currently determinable. While the Compensation Committee granted annual awards of 2,000 restricted shares under the Restricted Stock Plan to non-employee directors in 2016, awards granted under the Restricted Stock Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not yet determined the number of future awards.

Vote Required

        The vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and having voting power is required to ratify the adoption of the amendment to the Restricted Stock Plan.

Recommendation of the Board

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE DILLARD'S, INC. 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

 PROPOSAL 4. ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In 2011, the SEC began to require companies to provide stockholders a non-binding advisory vote to approve the compensation of the companies' named executive officers at least once every three years. At the 2011 Annual Meeting of Stockholders, our stockholders followed our Board's recommendation to hold an advisory vote on executive compensation every three years. Our last stockholder advisory vote on executive compensation was held in 2014. Accordingly, as required by Section 14A of the Exchange Act, we are asking stockholders at this year's Annual Meeting to vote to approve the compensation of our named executive officers, as such compensation is disclosed in this proxy statement pursuant to Item 402 of the SEC's Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and other narrative compensation disclosures required by Item 402 and included herein.

        We request that stockholders approve the following resolution:

        RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's 2017 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

        The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in adhering to the guiding principles of the Dillard's executive compensation philosophy and practice which continue to be competitiveness; pay for performance; accountability for short- and long-term performance; and alignment to stockholders' interests. Overarching these principles is adherence to our core values, which emphasize the manner in which our financial and strategic objectives are achieved. We believe our compensation programs are strongly aligned with the long-term interests of our stockholders.

        We urge stockholders to read the Compensation Discussion and Analysis beginning on page 15 of this proxy statement, as well as the 2016 Summary Compensation table and related compensation tables and narrative, appearing on pages 26 through 29, which provide detailed information on the Company's compensation policies and practices and the compensation of our named executive officers.

        Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer.

Vote Required

        Adoption of the advisory (non-binding) resolution approving the compensation of the Company's named executive officers as disclosed herein requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and having voting power. While this vote is required by law, as an advisory vote, it will not be binding on the Company, the Compensation Committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, the Compensation Committee or the Board. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, will consider the outcome of the vote when making future compensation decisions for named executive officers.

Recommendation of the Board

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF EXECUTIVE COMPENSATION. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

 PROPOSAL 5. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

        In addition to the non-binding "say on pay" resolution in Proposal 4, Section 14A of the Exchange Act, as amended, and the rules and regulations promulgated thereunder enable our stockholders to express their preference for holding a "say on pay" vote every one, two or three years. This non-binding "frequency" vote is required at least once every six years. Our last "frequency" vote was held at the 2011 Annual Meeting of Stockholders.

        The Board of Directors believes that providing an advisory vote on the compensation of our named executive officers every three years is currently the most appropriate alternative for the Company. The Company's executive compensation practices are well-established, having been in place for several years. The Board believes that providing the Company's stockholders with an advisory vote on executive compensation every three years (a "triennial vote") is consistent with the Compensation Committee's long-term approach to evaluating executive compensation policies and procedures. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with the Company's compensation philosophy and could be detrimental to the Company, its employees and its financial results.

        For the above reasons, the Board recommends that the stockholders vote to hold an advisory vote on executive compensation every three years, which is consistent with the current frequency of the "say on pay" vote. When voting on this Proposal 5, each stockholder has four choices, to have a vote on executive compensation every year, every two years, every three years, or to abstain from voting. As an advisory vote, the vote on Proposal 5 is not binding upon the Company, the Compensation Committee or the Board. The Compensation Committee and the Board will consider the outcome of the vote when determining the frequency of future stockholder advisory votes on executive compensation.

Vote Required

        Stockholders of the Company will have the opportunity to specify one of four choices for this proposal: (1) every year, (2) every two years, (3) every three years or (4) abstain. Stockholders are not voting to approve or disapprove of the Board of Directors' recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future say-on-pay votes. If none of the frequency options receives support of a majority of the shares of Common Stock present in person or represented by proxy and having voting power, the option receiving the greatest number of votes cast will be considered the frequency recommended by the Company's stockholders.

        While we intend to consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, the Compensation Committee or the Board.

Recommendation of the Board

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY THREE YEARS FOR FUTURE ADVISORY VOTES REGARDING NAMED EXECUTIVE OFFICER COMPENSATION. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EVERY THREE YEARS ON THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

 PROPOSAL NO. 6. STOCKHOLDER PROPOSAL TO SEPARATE THE POSITIONS
OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

        Set forth below is a stockholder proposal that we have been advised will be presented at the Annual Meeting by The Humane Society of the United States, 2100 L Street, NW, Washington, DC 20037, beneficial owner of at least $2,000 in market value of our Class A Common Stock.

        We are not responsible for the contents of this proposal. As explained below, the Board unanimously recommends that you vote AGAINST this proposal.

*              *              *

Proposal No. 6

  RESOLVED, that shareholders ask that Dillard's adopt a policy, and amend other governing documents as necessary, to require that the Board's Chair be an independent director, as defined in accordance with applicable requirements of The NYSE. This independence requirement shall apply prospectively, so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent Chair if a current Chair ceases to be independent between annual shareholder meetings.

  SUPPORTING STATEMENT:

  Dillard's chairman also serves as the company's CEO. This is risky governance, based on the following logic:

  1.
  The role of management is to run the company; and

  2.
  the Board's role is to provide independent oversight of management; therefore

  3.
  there is a potential conflict of interest and lack of checks and balances when a company's top executive is his or her own overseer.

  A CEO holding the dual role of Chairman may weaken that company's governance structure and harm shareholder value. As Intel's former chair Andrew Grove stated, "The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he's an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?"

  Increasingly, board members seem to agree. According to a Sullivan & Cromwell survey of 400 Board members, approximately 70% of respondents believe the head of management should not concurrently Chair the Board.

  Indeed, shareholders are best served by an independent Board Chair who can provide a balance of power between the company and its Board and support strong Board leadership. The primary duty of a Board of Directors is to oversee company management on behalf of its shareholders. We believe a dual CEO/Chairman position creates a conflict of interest, resulting in excessive influence by, and oversight of, management.

  Not surprisingly, numerous institutional investors recommend that Board Chairs be independent directors. For example, the California Public Employees' Retirement System (CalPERS)—America's largest public pension fund—encourages such a policy. And proxy analysis and voting firm Institutional Shareholder Services (ISS) recommends voting in favor of proposals, such as this one, seeking policies to ensure the Board Chair is an independent director.

  We believe that ensuring the Board Chair position is held by an independent director would benefit Dillard's and its shareholders and encourage shareholders to vote FOR this proposal.

The Company's Statement in Opposition to Proposal No. 6

        The Board of Directors has considered this proposal and has concluded that its adoption would not be in the best interests of the Company or its stockholders.

        The Board is in the best position to evaluate and determine the ideal Board leadership structure for the Company at any given time, and the proposal's generic and rigid approach to corporate governance is not in the best interests of the Company and its stockholders. The Board has in-depth knowledge of Dillard's businesses and operations, strategic vision and goals, and culture and is acutely aware of the opportunities and challenges facing the Company and the capabilities of senior management. As such, the Board is uniquely positioned to determine the most effective Board leadership structure for Dillard's at any given time. Accordingly, rather than adopting a "one-size-fits-all" approach to corporate governance, the Board believes it is crucial that it maintain the flexibility to determine who should serve in the roles of Chairman of the Board and CEO and whether those roles should be combined. The Board believes that stockholders' interests are best served when the Board has the ability to choose a leadership structure that can be tailored to the needs of the Company.

        At the present time, the Board believes that the most effective leadership structure for Dillard's is for our CEO to also serve as Chairman of the Board. This combined role enables Dillard's to speak with a unified voice in communicating with stockholders, customers, analysts, employees and other constituencies, creates clear lines of authority and accountability and provides the necessary leadership to execute the Company's strategy. Moreover, the Board believes that our current leadership structure is optimal given Mr. William Dillard II's deep knowledge of the Company's business and industry and his ability to formulate and implement strategic initiatives. Mr. Dillard is intimately involved in the day-to-day operations of the Company and is thus in the best position to identify major issues, risks, and developments affecting the Company and evaluate the most critical issues for consideration by the Board's other directors.

        While the Board is satisfied that combining the roles of Chairman of the Board and CEO has served our stockholders well over time, it is important to note that under the Company's current structure, the Board retains the flexibility to separate the Chairman of the Board and CEO roles if and when the Board believes that a separation will improve the Company's performance or better serve our stockholders. In contrast, the proposed policy would constrain the Board's decision-making, which would not serve stockholders well over time.

        Certain aspects of the Company's governance practices enable effective independent oversight of management. Dillard's qualifies as a "controlled company" under the New York Stock Exchange ("NYSE") listing standards and is thus not required to comply with certain NYSE listing standards, including that the compensation committee must be composed entirely of independent directors or that a majority of the Board must be composed of independent directors. Nonetheless, currently all the members of the Company's Compensation Committee are independent in accordance with the NYSE listing standards, allowing for independent oversight of executive compensation. In addition, although a majority of the Board is not composed of independent directors, the Board has affirmatively determined that half of the directors on the Board have no direct or indirect material relationship with the Company and qualify as independent directors in accordance with NYSE listing standards.

        Additionally, as required by the NYSE, the directors serving on the Audit Committee of the Board satisfy the requirements for independence set forth in the NYSE's listing standards.

        As required by the NYSE listing standards and codified in the Company's Corporate Governance Guidelines, those directors who are not officers of the Company must hold regular executive sessions at which management, including the CEO, is not present. These executive sessions permit more open discussion regarding the CEO's performance, the CEO's compensation, and any other matters the directors deem appropriate to address.

        Finally, Board members have direct and unlimited access to the Company's management to become and remain informed about the Company's business and for any other purposes as may be helpful to the Board in fulfilling its responsibilities and are authorized to retain independent outside counsel, consultants and other professionals to advise them in the discharge of their duties.

        As with other governance matters, we will continue to consider, as appropriate, the Company's leadership structure and how the leadership structure can enhance the effectiveness of our corporate governance practices. Given the Company's independent director presence and other corporate governance features, as well as the clear advantages to maintaining a flexible, tailored approach to determining the Company's Board leadership structure, we believe that mandating that the Chairman of the Board be an independent director would not be in the best interests of Dillard's and its stockholders.

Vote Required

        The vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and having voting power is required to ratify the stockholder proposal.

Recommendation of the Board

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS STOCKHOLDER PROPOSAL PROXIES. SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS STOCKHOLDER PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

 CERTAIN RELATIONSHIPS AND TRANSACTIONS

        The following list is a summary of transactions occurring since the beginning of fiscal 2016, or that are currently proposed, (1) in which the Company was, or is to be, a participant, (2) where the amount involved exceeds $120,000, and (3) in which any of the Company's named executive officers, directors, nominees, principal stockholders and other related persons as defined in SEC rules had, or will have, a direct or indirect material interest or which the Company has chosen to voluntarily disclose:

  1.
  Denise Mahaffy, a Senior Vice President of the Company, is a sibling of William Dillard, II, Drue Matheny, Alex Dillard and Mike Dillard. During fiscal 2016, the Company paid Denise Mahaffy total salary and bonus of $846,000. During fiscal 2016, the Company also made defined contributions for the benefit of Denise Mahaffy in the amount of $159,791 pursuant to its benefit plans. For 2016, Denise Mahaffy has been awarded a bonus of $154,600 under the Cash Bonus Plan that will be paid on or about April 7, 2017.

  2.
  William Dillard, III, a Senior Vice President of the Company, is the son of William Dillard, II. During fiscal 2016, the Company paid William Dillard, III total salary and bonus of $836,000. During fiscal 2016, the Company also made defined contributions for the benefit of William Dillard, III in the amount of $158,692 pursuant to its benefit plans. For 2016, William Dillard, III has been awarded a bonus of $154,600 under the Cash Bonus Plan that will be paid on or about April 7, 2017.

  3.
  Alexandra Dillard, a General Merchandise Manager of the Company, is the daughter of Alex Dillard. During fiscal 2016, the Company paid Alexandra Dillard total salary and bonus of $358,000. During fiscal 2016, the Company also made defined contributions for the benefit of Alexandra Dillard in the amount of $34,929 pursuant to its benefit plans.

  4.
  Annemarie Dillard, a Manager of the Company, is the daughter of Alex Dillard. During fiscal 2016, the Company paid Annemarie Dillard total salary and bonus of $341,000. During fiscal 2016, the Company also made defined contributions for the benefit of Annemarie Dillard in the amount of $32,419 pursuant to its benefit plans.

  5.
  Michelle Dillard, a Manager of the Company, is the daughter of Alex Dillard. During fiscal 2016, the Company paid Michelle Dillard total salary and bonus of $192,000. During fiscal 2016, the Company also made defined contributions for the benefit of Michelle Dillard in the amount of $3,651 pursuant to its benefit plans.

  6.
  During fiscal 2016, Stephens Insurance, LLC received commissions from third parties of approximately $1,903,000 in connection with the sale of voluntary insurance benefits to Dillard's employees. It is estimated that approximately $104,000 of this amount represents commissions from premiums paid by the Company on behalf of employee insurance programs. Stephens Insurance, LLC is wholly-owned directly by Warren A. Stephens.

        All related party transactions described above have been reviewed and approved in accordance with the Company's policy as described below. It is the policy of the Board, which has been formally adopted in writing as a Board Resolution: (1) to require that related persons disclose to the Board of Directors the material terms of any potential related party transaction, or any material amendment or modification of such a transaction, that may require disclosure in the proxy statement and (2) to provide that the Board of Directors establish in each individual case a group of disinterested directors with the responsibility to review such potential transaction, amendment or modification, to determine whether such transaction is fair to the Company and, if so, to approve or ratify the transaction. Due to the myriad of different situations which could present themselves to this group of directors, no specific standards apply during review of a related party transaction.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who beneficially own more than 10% of the Company's Class A Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Class A Common Stock.

        To the Company's knowledge, based solely on a review of copies of reports provided by individuals subject to the reporting requirements of Section 16(a) of the Exchange Act to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended January 28, 2017, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

OTHER MATTERS

        Management of the Company knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should properly come before the Annual Meeting, it is the intention of the proxy holders to vote the Proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

        The Company's 2018 Annual Meeting of Stockholders is scheduled to be held on Saturday, May 19, 2018.

        If a stockholder intends to submit a proposal to be included in the Company's proxy statement and form of proxy relating to the Company's 2018 Annual Meeting of Stockholders in accordance with SEC Rule 14a-8, the proposal must be received by the Company at its principal executive offices not later than December 8, 2017. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement and related form of proxy for the 2018 Annual Meeting of Stockholders.

        Under the Company's by-laws, if a stockholder intends to submit a proposal at the 2018 Annual Meeting of Stockholders, and such proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting pursuant to SEC Rule 14a-8, the stockholder's notice of such proposal (including certain information specified in the by-laws) must be delivered to the Company's Corporate Secretary at the principal executive offices of the Company no earlier than the close of business on January 20, 2018 and no later than the close of business on February 19, 2018. If a stockholder fails to submit the proposal within such time period, the proposal will be untimely and will not be considered at the 2018 Annual Meeting of Stockholders.

        Under the Company's by-laws and assuming the 2018 Annual Meeting of Stockholders is held as scheduled on May 19, 2018, if a stockholder intends to nominate an individual for election to the Board at the 2018 Annual Meeting of Stockholders, the stockholder's notice of such nomination must be received by the Company's Corporate Secretary at the principal executive offices of the Company no earlier than February 18, 2018 and no later than March 20, 2018.

GENERAL

        The Company's annual report for the fiscal year ended January 28, 2017 is being distributed or made available, as the case may be, with this proxy statement but is not to be considered as a part hereof. These materials are also available at http://investor.shareholder.com/dillards/annuals.cfm.

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, the Company is delivering a single copy of the proxy materials or the Notice of Internet

Availability of Proxy Materials, as applicable, to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

        If you are a registered holder of Common Stock and are subject to householding as described above and would like to revoke your consent to householding and in the future receive your own set of proxy materials or Notice of Internet Availability of Proxy Materials, you may do so by contacting Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095.

        Stockholders who own Common Stock in street name through a broker or other nominee should contact their brokers or nominees if they have questions, or wish either to give instructions to household or to revoke their decision to household.

        The material in this proxy statement under the captions "Compensation Committee Report" and "Audit Committee Report" shall not be deemed soliciting material, shall not be deemed to be filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Exchange Act.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER WHOSE PROXY IS SOLICITED, UPON WRITTEN REQUEST TO:

DILLARD'S, INC.
1600 Cantrell Road
Little Rock, Arkansas 72201
Attention: Phillip R. Watts,
Senior Vice President,
Co-Principal Financial Officer and
Principal Accounting Officer

By Order of the Board of Directors
DEAN L. WORLEY Vice President, General Counsel, Corporate Secretary

 APPENDIX A
DILLARD'S, INC.
2005 NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK PLAN AS AMENDED ON MAY 20, 2017

ARTICLE I

PURPOSE

        Section 1.01.    Purpose.    This Dillard's, Inc. 2005 Non-Employee Director Restricted Stock Plan (the "Plan") is intended to attract, retain and motivate non-employee directors of Dillard's, Inc., a Delaware corporation ("Dillard's"), by providing them with a proprietary interest in the growth and performance of Dillard's and to encourage them to increase their stock ownership in Dillard's. The name of the plan shall be the Dillard's, Inc. 2005 Non-Employee Directors Restricted Stock Plan (the "Plan"). The Plan is adopted and effective as of the date set forth in Section 7.04 hereof.

ARTICLE II

DEFINITIONS

        Capitalized terms used and not otherwise defined in the Plan shall have the following meanings:

        "Award" means a grant of Restricted Shares.

        "Board" or "Board of Directors" means the Board of Directors of Dillard's as constituted from time to time.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" means the Stock Option and Executive Compensation Committee of the Board or any successor thereto or such other Committee designated by the Board.

        "Disability" shall mean the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to last for a continuous period of 12 months or more or that may result in death; or, eligibility for receipt of Dillard's disability benefits for a period of more than three months by reason of a medically determinable physical or mental impairment which can be expected to last for a period of 12 months or more or that may result in death.

        "Employee" means any person employed by Dillard's or a Subsidiary of Dillard's as an employee (as defined in Section 425(f) of the Code) and not as an independent contractor.

        "Non-Employee Director" means any member of the Board who is not an employee of Dillard's or an affiliate of Dillard's.

        "Participant" means any Non-Employee Director who is selected for participation by the Committee in accordance with Article III and who receives an Award under the Plan.

        "Restricted Period" means the period during which Awards may be forfeited under Sections 5.03 and 5.04. Notwithstanding the foregoing, under no circumstances shall the Restricted Period with respect to any Participant be less than six months. This minimum Restricted Period is intended to qualify each transaction under the Plan as an exempt transaction pursuant to Rule 16b-3(d)(3) under the Exchange Act.

        "Restricted Shares" means Shares that are subject to the restrictions (including the restrictions on transferability) and the substantial risks of forfeiture described in the Plan or in an applicable Stock Award Agreement.

        "Retire" or "Retirement" means ceasing to be a member of the Board as a result of a determination by the Board that such person is no longer eligible to stand for election in accordance with the corporate governance guidelines of Dillard's that may be in effect from time to time.

        "Share" means a share of Class A Common Stock, $0.01 par value, of Dillard's.

        "Stock Award Agreement" means an agreement executed by a Participant prior to receiving an Award.

        "Subsidiary" means (i) any corporation of which Dillard's owns, directly or indirectly, capital stock representing more than 50% of the combined voting power of all classes of capital stock, and (ii) any other entity or enterprise (including, but not limited to, a partnership or joint venture) of which Dillard's owns, directly or indirectly, equity interests representing more than 50% of the combined voting power of all classes of equity.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

        Section 3.01.    Eligibility.    Awards under this Plan may only be made to a person who, at the time of grant of the Award, is a Non-Employee Director.

ARTICLE IV

COMPANY STOCK SUBJECT TO PLAN

        Section 4.01.    Maximum Number of Shares.    The total number of Shares for which Awards may be granted under the Plan shall not exceed 400,000 Shares. The maximum number of Shares issued are subject to adjustment in accordance with Section 4.03. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares. The number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares.

        Section 4.02.    Forfeited Shares.    In the event Awards are forfeited to Dillard's in accordance with the terms of the Plan, the Shares so forfeited again shall be available for grant and issuance under the Plan.

        Section 4.03.    Recapitalization Adjustment.    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, share combination or other changes in the corporate structure of Dillard's affecting the Shares, the Committee may make such adjustments to the number of Shares specified in Section 4.01 or in any Award, the kind of capital stock to be issued under the Plan, or both, as it determines, in its sole discretion, to be appropriate to prevent dilution or enlargement of rights under the Plan.

ARTICLE V

AWARDS

        Section 5.01.    Conditions to Grant.    As a condition to the grant of Awards, Dillard's shall require the Participant to execute a Stock Award Agreement prior to issuing the Award.

        Section 5.02.    Amount of Awards.    The amount of Awards to be issued under the Plan may vary from year to year and by Participant to Participant in the Committee's sole discretion. In no event, however, may Awards be issued to any Participant if such issuance would (i) cause the total number of Restricted Shares awarded under the Plan to a single Participant to exceed 5,000 Shares in any fiscal year of Dillard's without being approved by the Board or (ii) cause the total number of Shares issued to all Participants to equal or exceed the maximum amount allowed in Section 4.01. The Committee shall have the right to grant new Awards in exchange for outstanding Awards.

        Section 5.03.    Restricted Shares.

          a)    Awards of Restricted Shares shall be subject to the terms and conditions set forth in the Stock Award Agreement.

          b)    The Committee shall have discretion in determining the terms and conditions of each Award. Awards of Restricted Shares under Stock Award Agreements shall be subject to such restrictions as determined by the Committee.

          c)     The Committee shall establish any vesting schedule applicable to Restricted Shares and shall specify the periods of restriction, vesting and other requirements. Until the end of the period(s) of time specified in the vesting schedule, the Restricted Shares subject to such Award shall remain subject to forfeiture.

          d)    Notwithstanding any term, condition, restriction and/or limitation with respect to an Award granted under the Plan but subject to the restrictions on transfer and forfeiture in this Plan, a Participant who has been granted an Award shall be entitled to all of the rights of a shareholder with respect to the Restricted Shares underlying the Award from the date of grant, including voting rights and the rights to receive dividends and other distributions. All Shares or other securities paid on an Award shall be held by the Company and shall be subject to the same restrictions as the Award to which they relate.

        Section 5.04.    Vesting.    Unless otherwise provided in the Stock Award Agreement, all unvested Awards shall become immediately vested upon the Participant's termination of service as a member of the Board prior to the expiration of the Restricted Period as a result of the Participant's Retirement, death or Disability. Upon a Participant's termination of service as a member of the Board for any other reason prior to the expiration of the Restricted Period, all unvested Awards shall be forfeited to Dillard's and be available for reissuance under the Plan. The Committee may accelerate the vesting for any or all of the unvested Awards for any Participant if the Committee determines that the circumstances in a particular case so warrant, and upon such a determination, all restrictions applicable to the Restricted Shares shall lapse.

        Section 5.05.    Issuance of Awards; Awards Held In Escrow.    Unless and until the Awards have vested as set forth in the Plan and the related Stock Award Agreements, such Awards shall be issued in the name of the Participant and held by the Secretary of Dillard's (or its designee) as escrow agent, and shall not be sold, transferred, or otherwise disposed of, and shall not be pledged or otherwise hypothecated other than a transfer of vested Restricted Shares upon death by will, by descent and distribution or by designation of a beneficiary in accordance with Section 7.02. Dillard's may determine to issue the Awards in book entry form and/or may instruct the transfer agent for its common stock to place a legend on certificates representing the Restricted Shares or Performance-Based Restricted Shares or otherwise note its records as to the restrictions on the transfer as set forth in the Plan.

        Section 5.06.    Delivery of Certificates.    As soon as practicable after complete vesting of the Awards granted to the Participant, the Secretary of Dillard's (or its designee), as escrow agent, shall cause to be delivered to the Participant or a broker designated by Dillard's for the purpose of receiving such Shares, a certificate or certificates representing those Shares free of all restrictions created under this Plan and the related Stock Award Agreements. Prior to such delivery, Dillard's may require the Participant to establish a brokerage account with the broker designated by Dillard's to receive the Shares and execute and deliver to Dillard's a written statement, in form satisfactory to Dillard's, in which the Participant represents that he or she is acquiring Shares for the Participant's own account, for investment only and not for resale or distribution of any such Shares.

 ARTICLE VI

ADMINISTRATION

        Section 6.01.    Authority of the Committee.

          a)    The Plan shall be administered by the Committee. A majority vote of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee for the purposes of the Plan.

          b)    The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the terms of all Awards granted under the Plan, including, without limitation, the Participants to whom and the time or times at which Awards shall be granted; the vesting schedule for such Award grants; establishing performance-based criteria and determining if such criteria is achieved; to interpret the Plan; and to make all other determinations deemed advisable for the administration of the Plan. All determinations of the Committee shall be made by not less than a majority of its members. The Committee may designate Employees of Dillard's to assist the Committee in the administration of the Plan and may grant authority to such persons to execute agreements or other documents or to take other actions on behalf of the Committee.

          c)     The Committee may make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan.

          d)    In the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any benefit granted under it.

ARTICLE VII

MISCELLANEOUS

        Section 7.01.    No Rights as Director.    Neither the Plan nor any Awards granted hereunder shall confer upon any Participant any right to be elected to or to remain as a member of the Board.

        Section 7.02.    Designation of Beneficiary.    Each Participant from time to time may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be issued or transferred in the event of the Participant's death (or who may exercise the Participant's rights hereunder, if any, that are exercisable following the death of the Participant). Each designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Committee or its designee during the Participant's lifetime.

        Section 7.03.    Withholding.    Dillard's shall have the right to withhold with respect to any payments or grants made to Participants under the Plan any taxes required by law to be withheld because of such payments or grants. With respect to any such withholding:

          (a)   Each Participant shall take whatever action that the Committee deems appropriate to comply with the law regarding withholding of federal, state and local taxes.

          (b)   When a Participant is obligated to pay to Dillard's an amount required to be withheld under applicable income tax laws in connection with the Awards, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Participant to satisfy this obligation, in whole or in part, by delivering to Dillard's already-owned shares to satisfy the withholding amount.

        Section 7.04.    Effective Date.    The Plan is effective on April 15, 2005 (the "Effective Date"). No Shares may be issued unless the Plan is approved by a vote of the holders of a majority, or as otherwise provided in the certificate of incorporation, Bylaws of Dillard's or the listing standards of the New York Stock Exchange, of the outstanding shares of Dillard's common stock cast at a meeting of the stockholders of Dillard's at which a quorum is present held within 12 months following the Effective Date.

        Section 7.05.    Amendment.    The Board may amend the Plan from time to time as it deems desirable or necessary by any applicable rules and regulations, and such amendments shall include the ability of the Board to amend the Plan and, with shareholder approval, to increase the number of Shares subject to the Plan. Any amendment to the Plan shall not apply to Awards granted to Participants that have vested prior to the effective date of the amendment unless it has been otherwise agreed to, in writing, by the Committee and the affected Participant.

        Section 7.06.    Termination of Plan.    The Plan will automatically terminate on April 15, 2025. Notwithstanding the foregoing, the Board may, in its discretion, terminate the Plan earlier at any time, but no such termination shall deprive Participants of their rights under Restricted Share grants existing prior to such termination.

        Section 7.07.    Successors.    The Plan shall inure to the benefit of and shall be binding upon each successor of Dillard's by merger, consolidation or acquisition of all or substantially all of the assets. All rights and obligations imposed upon a Participant and all rights granted to Dillard's under this Plan shall be binding upon the Participant's heirs, legal representatives and successors.

        Section 7.08.    Notice.    Each notice given under the Plan shall be in writing and shall be delivered in person or by certified or registered mail to the proper address. Each notice to Dillard's shall be addressed as follows: Dillard's, Inc., 1600 Cantrell Road, Little Rock, Arkansas 72201, Attention: Secretary. Each notice to a Participant shall be addressed to the Participant at the address of the Participant maintained by Dillard's on its books and records. Anyone to whom a notice may be given under the Plan may designate a new address by written notice to the other party to that effect.

        Section 7.09.    Compliance with Laws and Requirements.    No Shares shall be issued under the Plan unless the issuance and delivery of such shares comply with all applicable provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and the requirements of any market system or stock exchange upon which the Shares may then be listed.

        Section 7.10.    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2017 for all shares related to the 401(k) Plan. All other shares reflected on this proxy card may be voted until 11:59 p.m. on May 19, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DILLARD'S, INC. 1600 CANTRELL ROAD P.O. BOX 486 LITTLE ROCK, AR 72203 ATTN: JULIE BULL ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2017 for all shares related to the 401(k) Plan. All other shares reflected on this proxy card may be voted until 11:59 p.m. on May 19, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The properly executed proxy card must be received by May 17, 2017, for all shares related to the 401(k) Plan. For all other shares the properly executed proxy card must be received by May 19, 2017. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E23532-P90321-Z69708 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DILLARD'S, INC. 1. ELECTION OF DIRECTORS For Against Abstain Class A Nominees: ! ! ! ! ! ! ! ! ! ! ! ! Abstain 1a. Frank R. Mori 1b. Reynie Rutledge 1 Year 2 Years 3 Years Abstain 5. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS. ! ! ! ! 1c. J.C. Watts, Jr. 1d. Nick White The Board of Directors of the Company recommends voting for 3 Years on Proposal 5. If no direction is made, the Proxy will be voted for 3 Years. The Board of Directors of the Company recommends voting FOR each of the nominees listed above. For Against For Against Abstain 2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2017. ! For ! Against ! Abstain ! ! ! 6. STOCKHOLDER PROPOSAL TO SEPARATE THE POSITIONS OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE COMPANY. The Board of Directors of the Company recommends voting FOR Proposal 2. The Board of Directors of the Company recommends voting AGAINST Proposal 6. ! For ! Against ! Abstain 3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN. 7. In their discretion, the proxies are authorized to consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. The Board of Directors of the Company recommends voting FOR Proposal 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4; FOR 3 YEARS ON PROPOSAL 5 AND ! ! ! 4. ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS. AGAINST PROPOSAL 6. The Board of Directors of the Company recommends voting FOR Proposal 4. Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E23533-P90321-Z69708 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Dillard's, Inc. Post Office Box 486 Little Rock, Arkansas 72203 Telephone No. (501) 376-5200 PROXY The undersigned hereby appoints William Dillard, II and Dean L. Worley, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute to represent and vote, as designated on the reverse side, all the shares of the Class A Common Stock of Dillard's, Inc. held of record by the undersigned on March 23, 2017 at the annual meeting of stockholders to be held on May 20, 2017, or any postponement or adjournment thereof. To the extent that the voting of this proxy card relates to shares held through the Dillard's, Inc. Investment & Employee Stock Ownership Plan ("401(k) Plan"), by signing this proxy card, the undersigned participant hereby instructs Evercore Trust Company, N.A., Trustee for the Dillard's Stock Fund portion of the 401(k) Plan to exercise the voting rights relating to any shares of Class A Common Stock of Dillard's, Inc. allocable to his or her account(s) as of March 23, 2017. For shares voted by mail, this instruction and proxy card is to be received by the tabulation agent (Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by May 17, 2017. For shares voted by phone or Internet, the deadline is 11:59 p.m. Eastern Time on May 17, 2017. The Trustee will vote all shares for which specific direction is received by the deadline in accordance with such specific direction. All shares held in the 401(k) Plan for which no specific voting direction is received by the Trustee by the deadline will be voted in accordance with the Board's recommendations. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. V.1.1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DILLARD'S, INC. 1600 CANTRELL ROAD P.O. BOX 486 LITTLE ROCK, AR 72203 ATTN: JULIE BULL ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The properly executed proxy card must be received by May 19, 2017. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E23534-P90321-Z69708 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DILLARD'S, INC. 1. ELECTION OF DIRECTORS For Against Abstain Class B Nominees: ! ! ! ! ! ! ! ! For ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! Abstain 1a. Robert C. Connor 1b. Alex Dillard For Against Abstain 3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN. ! For ! Against ! Abstain 1c. Mike Dillard 1d. William Dillard, II The Board of Directors of the Company recommends voting FOR Proposal 3. ! 2 Years ! 3 Years ! Abstain 4. ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS. 1e. James I. Freeman The Board of Directors of the Company recommends voting FOR Proposal 4. 1 Year 1f. H. Lee Hastings, III 5. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS. ! ! For ! Against ! Abstain 1g. Drue Matheny The Board of Directors of the Company recommends voting for 3 Years on Proposal 5. If no direction is made, the Proxy 1h. Warren A. Stephens will be voted for 3 Years. The Board of Directors of the Company recommends voting FOR each of the nominees listed above. ! ! ! 6. STOCKHOLDER PROPOSAL TO SEPARATE THE POSITIONS OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE COMPANY. 2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2017. The Board of Directors of the Company recommends voting AGAINST Proposal 6. ! ! ! 7. In their discretion, the proxies are authorized to consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. The Board of Directors of the Company recommends voting FOR Proposal 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4; FOR 3 YEARS ON PROPOSAL 5 AND AGAINST PROPOSAL 6. Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E23535-P90321-Z69708 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Dillard's, Inc. Post Office Box 486 Little Rock, Arkansas 72203 Telephone No. (501) 376-5200 PROXY The undersigned hereby appoints William Dillard, II and Dean L. Worley, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute to represent and vote, as designated on the reverse side, all the shares of the Class B Common Stock of Dillard's, Inc. held of record by the undersigned on March 23, 2017 at the annual meeting of stockholders to be held on May 20, 2017, or any postponement or adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. V.1.1

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
SECURITY OWNERSHIP OF MANAGEMENT
PROPOSAL NO. 1. ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
Total Stockholder Return
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2. RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL NO. 3. AMENDMENT TO THE DILLARD'S, INC. 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
PROPOSAL 4. ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 5. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
PROPOSAL NO. 6. STOCKHOLDER PROPOSAL TO SEPARATE THE POSITIONS OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE COMPANY
Proposal No. 6
CERTAIN RELATIONSHIPS AND TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING
GENERAL
APPENDIX A DILLARD'S, INC. 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN AS AMENDED ON MAY 20, 2017
ARTICLE I PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III ELIGIBILITY AND PARTICIPATION
ARTICLE IV COMPANY STOCK SUBJECT TO PLAN
ARTICLE V AWARDS
ARTICLE VI ADMINISTRATION
ARTICLE VII MISCELLANEOUS